                                                                     EXHIBIT 4.7




               AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT


                           dated as of October 3, 2002


                                      Among


                   ANIXTER RECEIVABLES CORPORATION, as Seller,

                           ANIXTER INC., as Servicer,

                     FALCON ASSET SECURITIZATION CORPORATION


                                       and


                 THREE PILLARS FUNDING CORPORATION, as Conduits,

           THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,
                           as Financial Institutions,


                       BANK ONE, NA (MAIN OFFICE CHICAGO)


                                       and


               SUNTRUST CAPITAL MARKETS, INC., as Managing Agents

                                       and

                       BANK ONE, NA (MAIN OFFICE CHICAGO),
                                    as Agent

ARTICLE I
         PURCHASE ARRANGEMENTS........................................................................3

     Section 1.1         Purchase Facility............................................................3
     Section 1.2         Increases....................................................................3
     Section 1.3         Decreases....................................................................4
     Section 1.4         Payment Requirements.........................................................4
     Section 1.5         Assignment of Purchaser Interests to SunTrust................................4

ARTICLE II
         PAYMENTS AND COLLECTIONS.....................................................................5

     Section 2.1         Payments.....................................................................5
     Section 2.2         Collections Prior to Amortization............................................6
     Section 2.3         Collections Following Amortization...........................................6
     Section 2.4         Application of Collections...................................................7
     Section 2.5         Payment Recission............................................................7
     Section 2.6         Maximum Purchaser Interests..................................................7
     Section 2.7         Clean Up Call................................................................8

ARTICLE III
         CONDUIT FUNDING..............................................................................8

     Section 3.1         Yield........................................................................8
     Section 3.2         Yield Payments...............................................................8
     Section 3.3         Calculation of Yield.........................................................8

ARTICLE IV
         FINANCIAL INSTITUTION FUNDING................................................................9

     Section 4.1         Financial Institution Funding................................................9
     Section 4.2         Yield Payments...............................................................9
     Section 4.3         Selection and Continuation of Tranche Periods................................9
     Section 4.4         Financial Institution Discount Rates.........................................9
     Section 4.5         Suspension of the LIBO Rate.................................................10

ARTICLE V
         REPRESENTATIONS AND WARRANTIES..............................................................10

     Section 5.1         Representations and Warranties of The Seller Parties........................10

ARTICLE VI
         CONDITIONS OF PURCHASES.....................................................................14

     Section 6.1         Conditions Precedent to Initial Incremental Purchase........................14
     Section 6.2         Conditions Precedent to All Purchases and Reinvestments.....................14

ARTICLE VII
         COVENANTS...................................................................................15

     Section 7.1         Affirmative Covenants of The Seller Parties.................................15
     Section 7.2         Negative Covenants of the Seller Parties....................................23

ARTICLE VIII
         ADMINISTRATION AND COLLECTION...............................................................24

     Section 8.1         Designation of Servicer.....................................................24
     Section 8.2         Duties of Servicer..........................................................25
     Section 8.3         Collection Notices..........................................................26
     Section 8.4         Responsibilities of Seller..................................................27
     Section 8.5         Reports.....................................................................27
     Section 8.6         Servicing Fees..............................................................27

ARTICLE IX
         AMORTIZATION EVENTS.........................................................................27

     Section 9.1         Amortization Events.........................................................27
     Section 9.2         Remedies....................................................................29

ARTICLE X
         INDEMNIFICATION.............................................................................29

     Section 10.1        Indemnities by the Seller Parties...........................................29
     Section 10.2        Increased Cost and Reduced Return...........................................32
     Section 10.3        Other Costs and Expenses....................................................32

ARTICLE XI
         THE AGENT...................................................................................33

     Section 11.1        Authorization and Action....................................................33
     Section 11.2        Delegation of Duties........................................................33
     Section 11.3        Exculpatory Provisions......................................................33
     Section 11.4        Reliance by Agent...........................................................34
     Section 11.5        Non-Reliance on Agent and Other Purchasers..................................34
     Section 11.6        Reimbursement and Indemnification...........................................35
     Section 11.7        Agents in their Individual Capacities.......................................35
     Section 11.8        Successor Agent.............................................................35

ARTICLE XII
         ASSIGNMENTS; PARTICIPATIONS.................................................................36

     Section 12.1        Assignments.................................................................36
     Section 12.2        Participations..............................................................37
     Section 12.3        Extension of Liquidity Termination Date.....................................37

ARTICLE XIII
         MISCELLANEOUS...............................................................................38

     Section 13.1        Waivers and Amendments......................................................38
     Section 13.2        Notices.....................................................................39
     Section 13.3        Ratable Payments............................................................40
     Section 13.4        Protection of Ownership Interests of the Purchasers.........................40
     Section 13.5        Confidentiality.............................................................41
     Section 13.6        Bankruptcy Petition.........................................................41
     Section 13.7        Limitation of Liability; Limitation on Payment; No Recourse.................41
     Section 13.8        CHOICE OF LAW...............................................................42
     Section 13.9        CONSENT TO JURISDICTION.....................................................42
     Section 13.10       WAIVER OF JURY TRIAL........................................................43
     Section 13.11       Integration; Binding Effect; Survival of Terms..............................43
     Section 13.12       Counterparts; Severability; Section References..............................43
     Section 13.13       Agent Roles.................................................................43
     Section 13.14       Characterization............................................................44

Exhibits and Schedules
      Exhibit I            Definitions
      Exhibit II           Form of Purchase Notice
      Exhibit III          Places of Business of the Seller Parties; Locations of Records; Federal
                           Employer Identification Number(s); Jurisdiction of Organization;
                           Organizational Identification Number
      Exhibit IV           Names of Collection Banks; Collection Accounts
      Exhibit V            Form of Compliance Certificate
      Exhibit VI           Form of Collection Account Agreement
      Exhibit VII          Form of Assignment Agreement
      Exhibit VIII         Credit and Collection Policy
      Exhibit IX           Form of Contract(s)
      Exhibit X            Form of Monthly Report
      Exhibit XI           Form of Mid-Month Report

      Schedule A           Commitments; Purchase Limits
      Schedule B           Closing Documents
      Schedule 1           Fiscal Months

                         ANIXTER RECEIVABLES CORPORATION
               AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT


         This Amended and Restated Receivables Purchase Agreement dated as of October 3, 2002 is among Anixter Receivables Corporation, a Delaware corporation ("Seller"), Anixter Inc., a Delaware corporation ("Anixter"), as initial Servicer (Anixter, together with Seller, the "Seller Parties" and each a "Seller Party"), Falcon Asset Securitization Corporation ("Falcon") and Three Pillars Funding Corporation ("Three Pillars"), as conduits (collectively, the "Conduits" and each individually, a "Conduit"), the entities listed on Schedule A to this Agreement (together with any of their respective successors and assigns hereunder, the "Financial Institutions"), Bank One, NA (Main Office Chicago) ("Bank One") and SunTrust Capital Markets, Inc. ("SunTrust"), as managing agents (collectively, the "Managing Agents" and each individually, a "Managing Agent") and Bank One, as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the "Agent"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.


                             PRELIMINARY STATEMENTS

         A. Reference is made to that certain Receivables Purchase Agreement dated as of October 6, 2000 by and among the Seller Parties, Falcon, and Bank One, as a "Financial Institution" and as "Agent" (as heretofore amended, the "Earlier Purchase Agreement").

         B. The Seller Parties, the Conduit, the Financial Institutions, the Managing Agents and the Agent have, on the terms and conditions set forth herein, agreed to amend and restate the Earlier Purchase Agreement in its entirety.

         C. Seller desires to transfer and assign Purchaser Interests to the Purchasers from time to time.

         D. The Conduits may, in their absolute and sole discretion, purchase Purchaser Interests from Seller from time to time.

         E. In the event that a Conduit declines to make any purchase, the Financial Institutions which are part of such Conduit's Purchase Group shall, at the request of Seller, purchase Purchaser Interests from time to time in an amount not to exceed the Group Purchase Limit for such Purchase Group. In addition, the Financial Institutions in each Purchase Group have agreed to provide a liquidity facility to the Conduit in such Purchase Group in accordance with the terms of a Liquidity Agreement entered into by such Conduit with such Financial Institutions.

         F. Each Managing Agent has been requested and is willing to act as Managing Agent on behalf of the Conduit and the Financial Institutions in its Purchase Group in accordance with the terms hereof

         G. Bank One, NA has been requested and is willing to act as Agent on behalf of the Purchasers in accordance with the terms hereof.

                            AMENDMENT AND RESTATEMENT

         (a) This Agreement amends and restates in its entirety the Earlier Purchase Agreement. Upon the effectiveness of this Agreement, the terms and provisions of the Earlier Purchase Agreement shall, subject to the following clauses (b) and (c), be superseded hereby.

         (b) Notwithstanding the amendment and restatement of the Earlier Purchase Agreement by this Agreement:

                  (i) the Seller shall continue to be liable to Falcon and Bank One with respect to (A) all unpaid CP Costs, Yield, fees, expenses and (except as otherwise provided in Section 1.5 with respect to the Capital of Falcon under the Earlier Purchase Agreement) other obligations of the Seller accrued under the Earlier Purchase Agreement prior to the effective date of this Agreement and (B) all agreements on the part of the Seller under the Earlier Purchase Agreement to indemnify Falcon or Bank One in connection with events or conditions arising or existing prior to the effective date of this Agreement, including, but not limited to, those events and conditions set forth in
         Article X thereof;

                  (ii) Falcon and Bank One (in its capacity as a "Financial Institution") shall continue to be liable in respect of each claim of Bank One (in its capacity as "Agent") as against such Person arising under the Earlier Purchase Agreement prior to the effective date of this Agreement, including but not limited to, each claim arising under
         Section 11.6 of the Earlier Purchase Agreement; and

                  (iii) Falcon and Bank One shall continue to be liable in respect of any claim against such Person in favor of the Seller arising under the Earlier Purchase Agreement prior to the effective date of this Agreement.

         (c) This Agreement is entered into in substitution for the Earlier Purchase Agreement and not as payment of any of the obligations of the Seller thereunder, and is in no way intended to constitute a novation of the Earlier Purchase Agreement. Except as set forth in Section 1.5 with respect to the Capital of Falcon under the Earlier Purchase Agreement, nothing contained herein is intended to amend, modify or otherwise affect any obligation of, or grant of authority by, the Seller existing prior to the date hereof.

         (d) Upon the effectiveness of this Agreement, each reference to the Earlier Purchase Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement unless the context otherwise requires.

         (e) Upon the effectiveness of this Agreement, the terms of this Agreement shall govern all aspects of the facility contemplated herein, including, without limitation, the eligibility of Receivables purchased under the Earlier Purchase Agreement and any settlements to be made with respect thereto.

                                   ARTICLE I
                              PURCHASE ARRANGEMENTS

         Section 1.1 Purchase Facility.

                  (a) Upon the terms and subject to the conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the Agent, for the benefit of the Purchasers, in all of its Receivables, Related Security, Collections, and proceeds of any of the foregoing, in each case, whether now owned or hereafter arising. In accordance with the terms and conditions set forth herein, each Conduit may, at its option, instruct the related Managing Agent to purchase on its behalf through the Agent, or if any such Conduit shall decline to purchase, the applicable Managing Agent shall purchase, on behalf of the applicable Financial Institutions through the Agent, Purchaser Interests from time to time in an aggregate amount not to exceed the Purchase Limit, and for each Purchase Group, in an aggregate amount not to exceed the Group Purchase Limit for such Purchase Group, during the period from the date hereof to but not including the Facility Termination Date. Notwithstanding the foregoing, at no time shall a Purchaser Interest be purchased for a Financial Institution pursuant to this Section 1.1(a) if the Capital allocated to the Financial Institution with respect to such Purchaser Interest would exceed such Financial Institution's Unused Back-up Commitment at such time.

                  (b) Seller may, upon at least 30 days' notice to the Agent and each Managing Agent, terminate in whole or reduce in part, ratably among the Financial Institutions based on the amount of their Back-Up Commitments, the Unused Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof. Each Financial Institution's Back-Up Commitment shall be reduced by its Pro Rata Share of each reduction in the Purchase Limit, and each Financial Institution's Liquidity Commitment shall be reduced by its Pro Rata Share of 102% of each such reduction in the Purchase Limit.

         Section 1.2 Increases. Seller shall provide each Managing Agent with at least three (3) Business Days' prior notice in a form set forth as Exhibit II hereto of each Incremental Purchase (collectively, a "Purchase Notice"). Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested (i) Purchase Price (which shall not be less than $500,000 per Purchase Group), (ii) date of purchase (which in the case of any Incremental Purchase other than the initial Incremental Purchase, shall be a Monthly Settlement Date or a Mid-Month Report Date unless otherwise agreed to by the Purchasers), and (iii) in the event a Conduit declines to make an Incremental Purchase and such Incremental Purchase is to be funded by the related Financial Institutions, the type of Discount Rate and Tranche Period. Following receipt of a Purchase Notice, each Managing Agent will determine whether the Conduit in its Purchase Group agrees to make the purchase. If any Conduit declines to make a proposed purchase, its Managing Agent shall promptly notify the Agent and the Seller, and the Seller may cancel the Purchase Notice in its entirety or, in the absence of such a cancellation, the Incremental Purchase of the Purchaser Interest will be made by the Financial Institutions in such Conduit's Purchase Group. Each Incremental Purchase to be made hereunder shall be made ratably among the Purchase Groups in accordance with their Group Purchase Limits. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, each Conduit or the applicable Financial Institutions, as applicable, shall make available to the related Managing Agent at its address listed beneath its signature on its signature page to this Agreement, for deposit to such account as the Seller designates from time to time, in immediately available funds, no later than 12:00 Noon (Chicago time), an amount equal to (i) in the case of a Conduit, such Conduit's Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests then being purchased, which amount shall not exceed such Conduit's Pro Rata Share of the Unused Purchase Limit, or (ii) in the case of a Financial Institution, such Financial Institution's Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests then being purchased, such amount not to exceed such Financial Institution's Unused Back-Up Commitment.

         Section 1.3 Decreases. Seller shall provide each Managing Agent with at least three (3) Business Days' prior written notice of any proposed reduction of Aggregate Capital from Collections (a "Reduction Notice"). Such Reduction Notice shall designate (i) the date (the "Proposed Reduction Date") which must be a Monthly Settlement Date or a Mid-Month Report Date, upon which any such reduction of Aggregate Capital shall occur, and (ii) the amount of Aggregate Capital to be reduced which shall be applied by the Managing Agents ratably to the Purchaser Interests of the Purchasers in accordance with the amount of Capital (if any) owing to such Purchaser (ratably, based on such Purchaser's Capital Pro Rata Share) (the "Aggregate Reduction"). Only one (1) Reduction Notice shall be outstanding at any time.

         Section 1.4 Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in immediately available funds, and if not received before 11:00 a.m. (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser they shall be paid to the related Managing Agent, for the account of such Purchaser, at its address listed beneath its signature on its signature page to this Agreement until otherwise notified in writing by such Managing Agent. Upon notice to Seller, the Agent may debit the Facility Account for all amounts due and payable hereunder. All computations of Yield, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

         Section 1.5 Assignment of Purchaser Interests to SunTrust. On the Closing Date:

                  (a) SunTrust, in its capacity as Managing Agent for Three Pillars, shall pay to Bank One, in its capacity as Managing Agent for Falcon, in immediately available funds, an amount equal to its Pro Rata Share of Falcon's outstanding Capital at such time, whereupon, Falcon shall be deemed to have sold, transferred and assigned to SunTrust, without recourse, representation or warranty (except that Bank One and Falcon represent and warrant that the undivided interest in Falcon's Purchaser Interest sold to SunTrust hereunder is free and clear of any Lien created by or through Bank One or Falcon), and SunTrust, on behalf of the Three Pillars Purchase Group, shall be deemed to have hereby irrevocably taken, received and assumed from Falcon, an undivided interest in Falcon's Purchaser Interest outstanding under the Earlier Purchase Agreement. The amount of SunTrust's payment corresponding to its Pro Rata Share of outstanding Capital shall constitute Capital under this Agreement, so that immediately upon giving effect to such payment, each Conduit will have a Purchaser Interest hereunder based upon its outstanding Capital.

                  (b) The Seller shall pay to Bank One, in its capacity as Managing Agent for Falcon, on the first Settlement Date following the date hereof, in immediately available funds, (i) all accrued but unpaid CP Costs (as defined in the Earlier Purchase Agreement) attributable to Falcon's outstanding Capital under the Earlier Purchase Agreement through the Accrual Period ended September 30, 2002; (ii) all accrued and unpaid Yield (under and as defined in the Earlier Purchase Agreement) attributable to Falcon's outstanding Capital hereunder accrued through the Accrual Period ended September 30, 2002; and (iii) all accrued and unpaid fees and other costs and expenses payable in respect of Falcon's outstanding Capital under the Earlier Purchase Agreement accrued through the Accrual Period ended September 30, 2002. On the second Settlement Date following the date hereof, the Seller shall pay to (i) Bank One, as Managing Agent for the Falcon Purchase Group, for the benefit of the applicable Purchasers in the Falcon Purchase Group, Yield (as defined in this Agreement) on the outstanding Capital of the Purchasers of such Purchase Group for the period commencing October 1, 2002 and ending on October 31, 2002, and (ii) to SunTrust, as Managing Agent for the Three Pillars Purchase Group, for the benefit of the applicable Purchasers in the Three Pillars Purchase Group, Yield (as defined in this Agreement) on the outstanding Capital of the Purchasers of such Purchase Group for the period commencing on the date hereof and ending on October 31, 2002.

                                   ARTICLE II
                            PAYMENTS AND COLLECTIONS

         Section 2.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay to each Managing Agent when due, for the account of the related Purchaser or Purchasers on a full recourse basis, (i) such fees as set forth in the Fee Letter (which fees shall be sufficient to pay all fees owing to the Financial Institutions), (ii) all amounts payable as Yield, (iii) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof),
(iv) all amounts payable pursuant to Section 2.6, (v) all amounts payable pursuant to Article X, if any, (vi) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, (vii) all Broken Funding Costs and (viii) all Default Fees (collectively, the "Obligations"). If any Person fails to pay any of the Obligations when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time any Seller Party receives any Collections or is deemed to receive any Collections, such Seller Party shall immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by such Seller Party for the exclusive benefit of the Purchasers, the Managing Agents and the Agent.

         Section 2.2 Collections Prior to Amortization. Prior to the Amortization Date, any Collections and/or Deemed Collections received by the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment or an Aggregate Reduction as provided in this Section 2.2. If at any time any Collections are received by the Servicer prior to the Amortization Date, (i) the Servicer shall set aside the Termination Percentage (as hereinafter defined) of Collections evidenced by the Purchaser Interests of each Terminating Financial Institution and (ii) Seller hereby requests and the Purchasers (other than any Terminating Financial Institutions) hereby agree to make, simultaneously with such receipt, a reinvestment of funds (each a "Reinvestment") with a portion of the balance of each and every Collection received by the Servicer or Deemed Collection that is part of any Purchaser Interest (other than any Purchaser Interests of Terminating Financial Institutions), such that after giving effect to such Reinvestment, the amount of Aggregate Capital immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Aggregate Capital immediately prior to such receipt. On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the Managing Agents' respective accounts in accordance with the applicable Group Pro Rata Share of its Purchase Group, the amounts set aside during the preceding Settlement Period that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with Section 2.1) first, to reduce unpaid Obligations and second, to reduce the Capital of all Purchaser Interests of Terminating Financial Institutions, applied ratably to each such Terminating Financial Institution according to its respective Termination Percentage. If such Terminating Financial Institution's Capital and other Obligations shall be reduced to zero, any additional Collections received by the Servicer shall (i) if applicable, be remitted to the Managing Agents' respective accounts in accordance with the applicable Pro Rata Shares of the related Purchasers no later than 11:00 a.m. (Chicago time) to the extent required to fund any Aggregate Reduction on such Settlement Date and (ii) thereafter, be remitted from the Servicer to Seller on such Settlement Date. Each Terminating Financial Institution shall be allocated a ratable portion of Collections from the date on which it became a Terminating Financial Institution (the "Termination Date") until such Terminating Financing Institution's Capital shall be paid in full. This ratable portion shall be calculated on the Termination Date of each Terminating Financial Institution as a percentage equal to (i) Capital of such Terminating Financial Institution outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the "Termination Percentage"). Each Terminating Financial Institution's Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution's Capital shall be reduced ratably with all Financial Institutions in accordance with Section 2.3.

         Section 2.3 Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the holder of each Purchaser Interest, all Collections received on such day and an additional amount of funds of the Seller for the payment of any accrued and unpaid Aggregate Capital and other accrued and unpaid Obligations owed by Seller and not previously paid by Seller in accordance with Section 2.1. On and after the Amortization Date, the Servicer shall, at any time upon the request from time to time by (or pursuant to standing instructions from) the Agent (i) remit to the Managing Agents' respective accounts established for the benefit of the related Purchasers, in accordance with the applicable Capital Pro Rata Shares, the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts to reduce the Aggregate Capital and any other Aggregate Unpaids.

         Section 2.4 Application of Collections. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.2 or 2.3 (as applicable), the Servicer shall distribute funds:

                  (i) first, to the payment of the Servicer's reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, if Seller or one of its Affiliates is not then acting as the Servicer,

                  (ii) second, to the reimbursement of the reasonable costs of collection and enforcement of this Agreement incurred by the Agent or any Managing Agent,

                  (iii) third, ratably to the payment of all accrued and unpaid fees under the Fee Letter and Yield,

                  (iv) fourth, (if applicable) to the ratable reduction of the Aggregate Capital (without regard to any Termination Percentage),

                  (v) fifth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Seller or one of its Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations, and

                  (vi) sixth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.

Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in this Section 2.4 above, shall be shared ratably (within each priority) among the Agent, the Managing Agents and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

         Section 2.5 Payment Recission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such recission, return or refund) the full amount thereof, plus the Default Fee from the date of any such recission, return or refunding.

         Section 2.6 Maximum Purchaser Interests. Seller shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed in the aggregate 100%. If the aggregate of the Purchaser Interests of the Purchasers exceeds 100%, Seller shall pay to the Managing Agent of each Purchase Group within three (3) Business Days of Seller's knowledge thereof, such Purchase Group's Group Pro Rata Share of an amount to be applied to reduce the Aggregate Capital, such that after giving effect to such payment the aggregate of the Purchaser Interests equals or is less than 100%.

         Section 2.7 Clean Up Call. In addition to Seller's rights pursuant to
Section 1.3, Seller shall have the right (after providing three (3) Business Days' written notice to each Managing Agent), at any time following the reduction of the Aggregate Capital to a level that is less than ten percent (10.00%) of the original Purchase Limit, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser, any Managing Agent or the Agent.

                                  ARTICLE III
                                 CONDUIT FUNDING

         Section 3.1 Yield. Seller shall pay Yield at the applicable CP Rate with respect to the Capital associated with each Purchaser Interest of each Conduit for each day that any Capital in respect of such Purchaser Interest is outstanding; provided, that any Purchaser Interest, or portion thereof, which, or an undivided interest in which, is being funded by the Financial Institutions of such Conduit's Purchase Group pursuant to such Conduit's Liquidity Agreement shall accrue Yield pursuant to Article IV. Each Purchaser Interest funded by Falcon substantially with Pooled Commercial Paper will accrue Yield at the Falcon CP Rate each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by Falcon and funded substantially with Pooled Commercial Paper. Each Purchaser Interest funded by Three Pillars will accrue Yield at the Three Pillars CP Rate each day.

         Section 3.2 Yield Payments. On each Monthly Settlement Date, Seller shall pay to each Managing Agent (for the benefit of each Conduit in its Purchase Group) an aggregate amount equal to all accrued and unpaid Yield in respect of the Capital associated with all Purchaser Interests of such Conduit for the immediately preceding Accrual Period in accordance with Article II.

         Section 3.3 Calculation of Yield. On or before the third Business Day immediately preceding each Monthly Settlement Date, each Conduit shall calculate the aggregate amount of Yield in respect of the Capital associated with all Purchaser Interests of such Conduit for the immediately preceding Accrual Period and shall notify Seller of such aggregate amount.

                                   ARTICLE IV
                          FINANCIAL INSTITUTION FUNDING

         Section 4.1 Financial Institution Funding. Each Purchaser Interest of the Financial Institutions shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Base Rate in accordance with the terms and conditions hereof. Until Seller gives notice to the Managing Agents of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Base Rate. If any Financial Institution acquires by assignment from the Conduit in its Purchase Group all or any portion of a Purchaser Interest (or an undivided interest therein) pursuant to such Conduit's Liquidity Agreement, each Purchaser Interest so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment.

         Section 4.2 Yield Payments. On the Settlement Date for each Purchaser Interest of the Financial Institutions, Seller shall pay to each Managing Agent (for the benefit of the Financial Institutions) an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of such Purchaser Interest in accordance with Article II.

         Section 4.3 Selection and Continuation of Tranche Periods.

                  (a) With consultation from (and approval by) each related Managing Agent, Seller shall from time to time request Tranche Periods for the Purchaser Interests of the Financial Institutions. Seller shall select Tranche Periods such that (i) each Purchase Group shall have Purchaser Interests with an amount of Capital allocated to each Tranche Period based on such Purchase Group's Group Pro Rata Share and (ii) at least one Tranche Period for each Purchase Group shall end on a Monthly Settlement Date.

                  (b) The Seller or the Agent, with the consent or at the direction of the Managing Agent for the Purchasers holding such Purchaser Interest, may, upon notice to and consent by the other received at least three
(3) Business Days prior to the last day of a Tranche Period (the "Terminating Tranche") for any Purchaser Interest, effective on such last day, (i) divide any such Purchaser Interest into multiple Purchaser Interests, or (ii) combine any such Purchaser Interest with one or more other Purchaser Interests which either have a Terminating Tranche ending on such day or are newly created on such day (subject to the Conduits' ability to accommodate such division or combination), provided that in no event may a Purchaser Interest of a Conduit be combined with a Purchaser Interest of the Financial Institutions.

         Section 4.4 Financial Institution Discount Rates. The Seller may, subject to the terms of this Agreement, select the LIBO Rate or the Base Rate for each Purchaser Interest of the Financial Institutions. Seller shall by 11:00 a.m. (Chicago time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Base Rate is being requested as a new Discount Rate, give each related Managing Agent irrevocable notice of the new Discount Rate for the Purchaser Interest associated with such Terminating Tranche. Agent will, from time to time, at Seller's request make available non-binding indications of the LIBO Rate for a new Tranche Period with respect to any Terminating Tranche. Until Seller gives notice to the Managing Agents of another Discount Rate, the initial Discount Rate for any Purchaser Interest transferred to Financial Institutions pursuant to the terms and conditions hereof shall be the Base Rate.

         Section 4.5 Suspension of the LIBO Rate.

                  (a) If any Financial Institution notifies its related Managing Agent that (i) it has determined that funding its Pro Rata Share of the Purchaser Interests of the Financial Institutions at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or (ii) deposits of a type and maturity appropriate to match fund its Purchaser Interests at such LIBO Rate are not available, or (iii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then such Managing Agent shall notify the Agent and shall suspend the availability of such LIBO Rate at the end of any then current Tranche Period, provided that if required by any applicable law, rule, regulation or directive, any then current Tranche Period for such Purchaser Interest based on the LIBO Rate shall terminate immediately and a new Tranche Period based on the Base Rate shall commence.

                  (b) If less than all of the Financial Institutions give a notice to the Managing Agents pursuant to Section 4.5(a), each Financial Institution which gave such a notice shall be obligated, at the request of Seller or such Financial Institution's Managing Agent (on behalf of the related Conduit or Conduits), to assign all of its rights and obligations hereunder to
(i) another Financial Institution or (ii) another funding entity nominated by Seller that is acceptable to the related Conduit or Conduits and willing to participate in this Agreement and the related Liquidity Agreement through the Liquidity Termination Date in the place of such notifying Financial Institution; provided that (x) the notifying Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Financial Institution's Capital Pro Rata Share of the Capital and Yield owing to all of the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Capital Pro Rata Share of the Purchaser Interests of the Financial Institutions, and (y) the replacement Financial Institution otherwise satisfies the requirements of Section 12.1(b).

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         Section 5.1 Representations and Warranties of The Seller Parties. Each Seller Party hereby represents and warrants to the Agent, the Managing Agents and the Purchasers, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

                  (a) Corporate Existence and Power. Such Seller Party is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is a "registered organization" as defined in the UCC in effect in such jurisdiction and is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

                  (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller's use of the proceeds of purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

                  (c) No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder), except, in any case, where such contravention or violation could not be reasonably expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

                  (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Seller Party's knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Anixter is not in default with respect to any order of any court, arbitrator or governmental body, which defaults, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Seller is not in default with respect to any order of any court, arbitrator or governmental body.

                  (f) Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (g) Accuracy of Information. All information heretofore furnished by such Seller Party or any of its Affiliates to the Agent, the Managing Agents or the Purchasers for purposes of or in connection with this Agreement, any Monthly Report, any Mid-Month Report, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Agent, the Managing Agents or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  (h) Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (i) Good Title. Immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership interest in each Receivable, its Collections and the Related Security.

                  (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the Purchasers (and the Agent for the benefit of the Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and the Collections.

                  (k) Places of Business and Locations of Records. The principal places of business and chief executive office of such Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by
Section 13.4(a) has been taken and completed. Each Seller Party's state of organization, organizational identification number (if any) and Federal Employer Identification Number are correctly set forth on Exhibit III.

                  (l) Collections. The conditions and requirements set forth in
Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV.

Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

                  (m) Material Adverse Effect. (i) The initial Servicer represents and warrants that since June 30, 2002, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries, taken as a whole, or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Seller represents and warrants that since June 30, 2002, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller, (B) the ability of Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.

                  (n) Names. In the past five (5) years, Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

                  (o) Ownership of Seller. Originator owns, directly or indirectly, 100% of the issued and outstanding capital stock of Seller, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.

                  (p) Not a Holding Company or an Investment Company. Such Seller Party is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Seller Party is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

                  (q) Compliance with Law. Such Seller Party has complied in all material respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

                  (r) Compliance with Credit and Collection Policy. Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, except such material change as to which the Agent has been notified in accordance with Section 7.1(a)(vii).

                  (s) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (t) Eligible Receivables. (i) As of the date of this Agreement, each Receivable included in the Net Receivables Balance under the Earlier Agreement is an "Eligible Receivable" as defined hereunder as of the date of this Agreement; provided, however, that Receivables included in the Net Receivables Balance under the Earlier Agreement with an aggregate Outstanding Balance of up to $268,766.62 may be ineligible as a result of clause (i)(c) of the definition of "Eligible Receivable," it being understood that the aggregate Outstanding Balance of such Receivables will be excluded from the Net Receivables Balance as of the first Determination Date following the date of this Agreement. (ii) Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of its purchase under the Receivables Sale Agreement was an Eligible Receivable on such purchase date, and, as of the date of each Monthly Report, Mid-Month Report and any other report delivered pursuant to Section 8.5, each Receivable included in the Net Receivables Balance on such Monthly Report, Mid-Month Report or other report was an Eligible Receivable.

                  (u) Net Receivables Balance. Seller has determined that, immediately after giving effect to each Incremental Purchase hereunder, the Net Receivables Balance is at least equal to the sum of (i) the Aggregate Capital, plus (ii) the Aggregate Reserves.

                  (v) Accounting. The manner in which each Seller Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement does not jeopardize true sale analysis.

                                   ARTICLE VI
                             CONDITIONS OF PURCHASES

         Section 6.1 Conditions Precedent to Initial Incremental Purchase. (a) The effectiveness of this Agreement and the initial Incremental Purchase under this Agreement are subject to the conditions precedent that (i) the Agent and each Managing Agent shall have received on or before the Closing Date those documents listed on Schedule B and (b) the Agent and each Managing Agent shall have received all fees and expenses required to be paid on or prior to the Closing Date pursuant to the terms of this Agreement and the Fee Letters.

         Section 6.2 Conditions Precedent to All Purchases and Reinvestments. Each Incremental Purchase of a Purchaser Interest and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such Incremental Purchase or Reinvestment, the Servicer shall have delivered to the Managing Agents on or prior to the date of such Incremental Purchase or Reinvestment, in form and substance satisfactory to the Managing

Agents, (i) all Monthly Reports, Mid-Month Reports and other reports as and when due under Section 8.5 and (ii) upon the Agent's or any Managing Agent's request, the Servicer shall have delivered to the Managing Agents at least three (3) Business Days prior to any Incremental Purchase or Reinvestment an interim report the form of a Monthly Report showing the amount of Eligible Receivables;
(b) the Facility Termination Date shall not have occurred; (c) the Agent and each Managing Agent shall have received such other approvals, opinions or documents as it may reasonably request; and (d) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):

                  (i) the representations and warranties set forth in Section
         5.1 are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date;

                  (ii) no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute a Potential Amortization Event; and

                  (iii) the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%.

It is expressly understood that each Reinvestment shall, unless otherwise directed by any Managing Agent or any Purchaser, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent, which right may be exercised at any time on demand of the Agent (with the consent or at the direction of the Required Financial Institutions), to rescind the related purchase and direct Seller to pay to the Agent for the benefit of the Purchasers an amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.

                                  ARTICLE VII
                                    COVENANTS

         Section 7.1 Affirmative Covenants of The Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

                  (a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent and each Managing Agent:

                  (i) Annual Reporting. Within 90 days after the close of each of its respective fiscal years, audited financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Anixter and its consolidated Subsidiaries for such fiscal year certified in a manner acceptable to each Managing Agent by Ernst & Young or other independent public accountants reasonably acceptable to each Managing Agent.

                  (ii) Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of Anixter and its consolidated Subsidiaries as at the close of each such period and statements of income and retained earnings and a statement of cash flows for Anixter and its consolidated Subsidiaries for the period from the beginning of such fiscal year to the end of such quarter, all certified by its respective chief financial officer or treasurer.

                  (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by such Seller Party's Authorized Officer on behalf of such Seller Party and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                  (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of such Seller Party copies of all financial statements, reports and proxy statements so furnished.

                  (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Originator or any of its Subsidiaries files with the Securities and Exchange Commission.

                  (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent, any Managing Agent or any Purchaser, copies of the same.

                  (vii) Change in Credit and Collection Policy. At least thirty
         (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the consent of the Managing Agents to such proposed change or amendment; provided that if such change or amendment was required pursuant to any change in any applicable law, rule or regulation, such Seller Party shall only be required to give notice of such change or amendment and shall not be required to request the consent of the Managing Agents.

                  (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as either Managing Agent may from time to time reasonably request in order to protect the interests of the Agent, the Managing Agents and the Purchasers under or as contemplated by this Agreement.

                  (ix) Fiscal Months. No less frequently than annually, an updated list of fiscal months.

         (b) Notices. Such Seller Party will notify each Managing Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                  (i) Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.

                  (ii) Judgment and Proceedings. (A) (1) The entry of any judgment or decree against the Servicer or any of its respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Servicer and its Subsidiaries exceeds $25,000,000 and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or which seeks to enjoin performance of or otherwise relates to the Transaction Documents; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller.

                  (iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

                  (iv) Termination Date. The occurrence of the "Amortization Date" under and as defined in the Receivables Sale Agreement.

                  (v) Defaults Under Other Agreements. (A) The occurrence of a default or an event of default under any other financing arrangement pursuant to which Seller is a debtor or an obligor and (B) the occurrence of any default or event of default under any other financing arrangement or arrangements governing Indebtedness, individually or in the aggregate, in a principal amount greater than or equal to $25,000,000 pursuant to which Servicer is a debtor or obligor.

                  (vi) Downgrade of Originator. Any downgrade in the rating of any Indebtedness of Originator by S&P or by Moody's, setting forth the Indebtedness affected and the nature of such change.

                  (c) Compliance with Laws and Preservation of Corporate Existence. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

                  (d) Audits. Such Seller Party will furnish to each Managing Agent from time to time such information with respect to it and the Receivables as either Managing Agent may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by either Managing Agent upon reasonable notice and at the sole cost of such Seller Party (except as provided below), permit each Managing Agent, or its respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person's financial condition or the Receivables and the Related Security or any Person's performance under any of the Transaction Documents or any Person's performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters. So long as no Potential Amortization Event or Amortization Event exists, the visits under this Section 7.1(d) that are at the sole cost of the applicable Seller Party shall be limited to once per calendar year.

                  (e) Keeping and Marking of Records and Books.

                  (i) The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will give each Managing Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                  (ii) Such Seller Party will (A) on or prior to the date hereof, cause all Receivable reports relating to the Purchaser Interests to bear a legend, acceptable to each Managing Agent, describing the Purchaser Interests and (B) from and after the occurrence of an Amortization Event (x) mark each Contract with a legend describing the Purchaser Interests and (y) deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

                  (f) Compliance with Contracts and Credit and Collection Policy. Such Seller Party will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

                  (g) Performance and Enforcement of Receivables Sale Agreement. Seller will, and will require Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent, the Managing Agents and the Purchasers as assignees of Seller) under the Receivables Sale Agreement as either Managing Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

                  (h) Ownership. Seller will (or will cause Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as either Managing Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers as either Managing Agent may reasonably request).

                  (i) Purchasers' Reliance. Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller's identity as a legal entity that is separate from Originator. Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that either Managing Agent or any Purchaser may from time to time reasonably request, to maintain Seller's identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of Originator and any Affiliates thereof and not just a division of Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

                           (A) conduct its own business in its own name and
                  require that all full-time employees of Seller, if any, identify themselves as such and not as employees of Originator (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller's employees);

                           (B) compensate all employees, consultants and agents
                  directly, from Seller's own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of Originator or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between Seller and Originator or such Affiliate, as applicable, on a basis that reflects the services rendered to Seller and Originator or such Affiliate, as applicable;

                           (C) clearly identify its offices (by signage or
                  otherwise) as its offices and, if such office is located in the offices of Originator, Seller shall lease such office at a fair market rent;

                           (D) have a separate telephone number, which will be
                  answered only in its name and separate stationery, invoices and checks in its own name;

                           (E) conduct all transactions with Originator
                  (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and Originator on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                           (F) at all times have a Board of Directors consisting
                  of three members, at least one member of which is an Independent Director;

                           (G) observe all corporate formalities as a distinct
                  entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

                           (H) maintain Seller's books and records separate from
                  those of Originator and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of Originator and any Affiliate thereof;

                           (I) prepare its financial statements separately from
                  those of Originator and insure that any consolidated financial statements of Originator or any Affiliate thereof that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

                           (J) except as herein specifically otherwise provided,
                  maintain the funds or other assets of Seller separate from, and not commingled with, those of Originator or any Affiliate thereof and only maintain bank accounts or other depository accounts to which Seller alone is the account party, into which Seller alone makes deposits and from which Seller alone (or the Agent or Managing Agents hereunder) has the power to make withdrawals;

                           (K) pay all of Seller's operating expenses from
                  Seller's own assets (except for certain payments by Originator or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

                           (L) operate its business and activities such that it
                  does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than
                  (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to Originator thereunder for the purchase of Receivables from Originator under the Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

                           (M) maintain its corporate charter in conformity with
                  this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;

                           (N) maintain the effectiveness of, and continue to
                  perform under the Receivables Sale Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of each Managing Agent;

                           (O) maintain its corporate separateness such that it
                  does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary.

                           (P) maintain at all times the Required Capital Amount
                  (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and

                           (Q) take such other actions as are necessary on its
                  part to ensure that the facts and assumptions set forth in the opinion issued by Schiff Hardin & Waite, as counsel for Seller, in connection with the closing or initial Incremental Purchase under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

                  (j) Collections. Such Seller Party will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent, the Managing Agents and the Purchasers. Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement and the applicable Collection Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Agent as contemplated by this Agreement.

                  (k) Taxes. Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing; provided, however, that no Seller Party shall be required to pay any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, unless the failure to make any such payment (1) in the case of either Seller Party, shall give rise to an immediate right to foreclosure on an Adverse Claim securing such amounts, (2) in the case of the Seller, shall result in the attachment of an Adverse Claim securing such amounts, or (3) could reasonably be expected to have a Material Adverse Effect. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of any Purchaser, Managing Agent or the Agent.

                  (l) Insurance. Seller will maintain in effect, or cause to be maintained in effect, at Seller's own expense, such casualty and liability insurance as Seller shall deem appropriate in its good faith business judgment. Seller will pay or cause to be paid, the premiums therefor and deliver to each Managing Agent evidence satisfactory to such Managing Agent of such insurance coverage. Copies of each policy shall be furnished to each Managing Agent in certificated form upon such Managing Agent's request. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, Seller's obligations hereunder.

                  (m) Payment to Originator. With respect to any Receivable purchased by Seller from Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to Originator in respect of the purchase price for such Receivable.

         Section 7.2 Negative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:

                  (a) Name Change, Offices and Records. Such Seller Party will not change its name, identity, state of incorporation, corporate structure or organizational number, if any, or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given each Managing Agent at least forty-five (45) days' prior written notice thereof and (ii) delivered to each Managing Agent all financing statements, instruments and other documents requested by such Managing Agent in connection with such change or relocation.

                  (b) Change in Payment Instructions to Obligors. Except as may be required by the Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agent and each Managing Agent shall have received, at least ten (10) days before the proposed effective date therefor,
(i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

                  (c) Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not make any change to the Credit and Collection Policy that could reasonably be expected to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, unless required to do so by a change in any applicable law, rule or regulation. Except as provided in Section 8.2(d), the Servicer will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

                  (d) Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and Seller will defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or Originator. Seller will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory, the sale or lease of which would give rise to a Receivable.

                  (e) Net Receivables Balance. At no time prior to the Amortization Date shall Seller permit the Net Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Aggregate Reserves.

                  (f) Amortization Date Determination. Seller will not designate the "Amortization Date" (as defined in the Receivables Sale Agreement), or send any written notice to Originator in respect thereof, without the prior written consent of each Managing Agent, except with respect to the occurrence of such Amortization Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

                                  ARTICLE VIII
                          ADMINISTRATION AND COLLECTION

         Section 8.1 Designation of Servicer.

                  (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this Section 8.1. Anixter is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. Anixter shall not resign as the Servicer without the prior written consent of each Managing Agent. After the occurrence and during the continuation of an Amortization Event, the Managing Agents may at any time designate as Servicer any Person to succeed Anixter or any successor Servicer.

                  (b) Without the prior written consent of the Managing Agents, Anixter shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) Seller and (ii) with respect to certain Charged-Off Receivables, outside collection agencies in accordance with its customary practices. Seller shall not be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by

Anixter. If at any time the Managing Agents shall designate as Servicer any Person other than Anixter, all duties and responsibilities theretofore delegated by Anixter to Seller may, at the discretion of the Managing Agents, be terminated forthwith on notice given by the Agent to Anixter and to Seller.

                  (c) Notwithstanding the foregoing subsection (b), if Anixter shall have delegated its duties and responsibilities as Servicer to any Person,
(i) Anixter shall be and remain primarily liable to the Agent, the Managing Agents and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer (other than any Servicer appointed by the Managing Agents without Anixter's consent) hereunder, (ii) the Agent, the Managing Agents and the Purchasers shall be entitled to deal exclusively with Anixter in matters relating to the discharge by the Servicer (other than any Servicer appointed by the Managing Agents without Anixter's consent) of its duties and responsibilities hereunder and (iii) none of the Agent, the Managing Agents or the Purchasers shall be required to give notice, demand or other communication to any Person other than Anixter in order for communication to the Servicer (other than any Servicer appointed by the Managing Agents without Anixter's consent) and its sub-servicer or other delegate with respect thereto to be accomplished. Anixter, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

         Section 8.2 Duties of Servicer.

                  (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

                  (b) The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall effect a Collection Account Agreement substantially in the form of Exhibit VI with each bank maintaining a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

                  (c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Agent, in its discretion or at the direction of the Required Financial Institutions, segregate, in a manner acceptable to the Agent and the Required Financial Institutions, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with
Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

                  (d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Charged-Off Receivable or limit the rights of the Agent, the Managing Agents or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, at any time that an Amortization Event is continuing, the Agent, in its discretion or at the direction of the Required Financial Institutions, shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

                  (e) The Servicer shall hold for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, in its discretion or at the direction of the Required Financial Institutions, at any time following an Amortization Event or a Potential Amortization Event, deliver or make available to the Agent all such Records, at a place selected by the Agent, with the consent or at the direction of the Required Financial Institutions. The Servicer shall, from time to time at the request of any Managing Agent, furnish to such Managing Agent (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to
Article II.

         Section 8.3 Collection Notices. Upon the occurrence of and during the continuation of an Amortization Event or Potential Amortization Event, the Agent is authorized at any time to date and to deliver to the Collection Banks the Collection Notices, and shall deliver such Collection Notices if directed to do so by the Required Financial Institutions. Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled to, following the delivery of the Collection Notice (i) endorse Seller's name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Seller.

         Section 8.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Agent, the Managing Agents and the Purchasers of their rights hereunder shall not release the Servicer, Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. None of the Agent, the Managing Agents or the Purchasers shall have any obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

         Section 8.5 Reports. The Servicer shall prepare and forward to each Managing Agent (i) on each Determination Date, a Monthly Report, (ii) on the last Business Day of each calendar month (each such date, a "Mid-Month Report Date"), a Mid-Month Report containing information relating to the period from the first day of the related fiscal month (a list of fiscal months is set forth on Schedule 1 hereto) to and including the Friday closest to the fifteenth day of such calendar month, (iii) at such times as either Managing Agent shall reasonably request, a report in the form of a Monthly Report updating the information contained in the most recent Monthly Report, and (iv) at such times as either Managing Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables.

         Section 8.6 Servicing Fees. In consideration of Anixter's agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as Anixter shall continue to perform as Servicer hereunder, Seller shall pay over to Anixter a fee (the "Servicing Fee") on the first calendar day of each month, in arrears for the immediately preceding month, equal to 0.36% times the Outstanding Balance of all Receivables generated during such immediately preceding calendar month, as compensation for its servicing activities.

                                   ARTICLE IX
                               AMORTIZATION EVENTS

         Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

                  (a) Any Seller Party shall fail (i) to make any payment or deposit required hereunder when due, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a) and Section 9.1(e)) and such failure shall continue for three (3) consecutive Business Days.

                  (b) Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made; provided, however, that any breach of the representations and warranties set forth in Sections 5.1(i), (s) or (t) shall not constitute an Amortization Event unless such breach or breaches apply in the aggregate to a material portion of the Receivables.

                  (c) Failure of Seller to pay any Indebtedness when due or the failure of any other Seller Party to pay when due any Indebtedness having an outstanding principal balance in excess of $25,000,000; or the default by any Seller Party in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any Seller Party shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

                  (d) (i) Any Seller Party or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Seller Party or any of its Significant Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, provided that in the event any such proceedings shall have been instituted against such Seller Party or Significant Subsidiary, such proceedings shall have continued undismissed or unstayed and in effect for a period of sixty (60) consecutive days or an order for relief shall have been entered in such proceedings, or (iii) any Seller Party or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).

                  (e) Seller shall fail to comply with the terms of Section 2.6.

                  (f) As at the end of any Collection Period: (i) the average of the Delinquency Ratios as of the end of such Collection Period and the two preceding Collection Periods shall exceed 11.875%; (ii) the average of the Dilution Trigger Ratios as of the end of such Collection Period and the two preceding Collection Periods shall exceed 4.0%; or (iii) the average of the Loss-to-Liquidation Ratios as of the end of such Collection Period and the two preceding Collection Periods shall exceed 4.875%.

                  (g) A Change of Control shall occur.

                  (h) (i) One or more final judgments for the payment of money shall be entered against Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $25,000,000, individually or in the aggregate, shall be entered against the Servicer, and such judgment shall continue unsatisfied and in effect for ten (10) consecutive days without a stay of execution.

                  (i) The "Amortization Date" under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement or Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement.

                  (j) Anixter shall fail to comply with any of the financial covenants set forth in Sections 7.16, 7.17 or 7.18 of the Credit Agreement, as amended from time to time pursuant to any amendment which (i) becomes effective while Bank One is a party to the Credit Agreement, and (ii) is consented to in writing by Bank One as a party to the Credit Agreement.

                  (k) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto, and the Collection Accounts.

         Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Agent may, and upon the direction of the Required Financial Institutions, shall, take any of the following actions: (i) replace the Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d)(ii), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks, and (v) notify Obligors of the Purchasers' interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent, the Managing Agents and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE X
                                 INDEMNIFICATION

         Section 10.1 Indemnities by the Seller Parties. Without limiting any other rights that the Agent, any Managing Agent or any Purchaser may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify (and pay upon demand to) the Agent, the Managing Agents and each Purchaser and their respective assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer's activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

                  (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                  (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                  (c) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement.

                  Without limiting the generality of the foregoing indemnification, Seller shall indemnify the Agent, the Managing Agents and the Purchasers for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer) relating to or resulting from:

                           (i) any representation or warranty made by any Seller Party or Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                           (ii) the failure by Seller, the Servicer or Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

                           (iii) any failure of Seller, the Servicer or Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                           (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

                           (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                           (vi) the commingling of Collections of Receivables at any time with other funds;

                           (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to Seller, the Servicer or Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                           (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                           (ix) any Amortization Event described in Section 9.1(d);

                           (x) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Seller to give reasonably equivalent value to Originator under the Receivables Sale Agreement in consideration of the transfer by Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                           (xi) any failure to vest and maintain vested in the Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

                           (xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

                           (xiii) any action or omission by any Seller Party which reduces or impairs the rights of the Agent or the Purchasers with respect to any Receivable or the value of any such Receivable;

                           (xiv) any attempt by any Person, other than a Purchaser, to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action; and

                           (xv) the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

         Section 10.2 Increased Cost and Reduced Return. If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by
Section 10.1) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent or the relevant Managing Agent, Seller shall pay to the applicable Managing Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction.

         Section 10.3 Other Costs and Expenses. Seller shall pay to the Agent, the Managing Agents and Purchasers on demand all reasonable out-of-pocket costs and expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of any Purchaser's auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of legal counsel for the Purchasers, Managing Agents and the Agent with respect thereto and with respect to advising Purchasers, the Managing Agents and the Agent as to their respective rights and remedies under this Agreement. Seller shall pay to the Agent or the applicable Managing Agent on demand any and all costs and expenses of the Agent, the Managing Agents and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this

Agreement or such documents, or the administration of this Agreement following an Amortization Event.

                                   ARTICLE XI
                                    THE AGENT

         Section 11.1 Authorization and Action. Each Purchaser hereby designates and appoints Bank One to act as Agent hereunder and under each other Transaction Document, and authorizes the Agent and such Purchaser's related Managing Agent to take such actions as Agent or Managing Agent, as the case may be, on its behalf and to exercise such powers as are delegated to the Agent or such Managing Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. Neither the Agent nor any Managing Agent shall have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent or the Managing Agents shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent or the Managing Agents. In performing their respective functions and duties hereunder and under the other Transaction Documents, (i) the Agent shall act solely as agent for the Purchasers, (ii) each Managing Agent shall act solely as agent for the Conduits and Financial Institutions in the related Purchase Group and (iii) neither the Agent nor any Managing Agent shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party's successors or assigns. Neither the Agent nor any Managing Agent shall be required to take any action that exposes the Agent or the Managing Agents to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent and the Managing Agents hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent and the Managing Agent for its Purchase Group, as applicable, to execute each of the Uniform Commercial Code financing statements, this Agreement and such other Transaction Documents as may require the Agent's or such Managing Agent's signature on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

         Section 11.2 Delegation of Duties. The Agent and the Managing Agents may execute any of their respective duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Agent nor any Managing Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         Section 11.3 Exculpatory Provisions. None of the Agent, the Managing Agents or any of their respective directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. Neither the Agent nor any Managing Agent shall be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. Neither the Agent nor any Managing Agent shall be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent or such Managing Agent has received notice from Seller or a Purchaser. No Managing Agent shall have any responsibility hereunder to any Purchaser other than the Purchasers in its Purchase Group.

         Section 11.4 Reliance by Agent. The Agent and the Managing Agents shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by the Agent or any Managing Agent. The Agent and the Managing Agents shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Conduits or the Required Financial Institutions or all of the Purchasers, as applicable, as they deem appropriate and they shall first be indemnified to their satisfaction by the Purchasers, provided that unless and until the Agent or any Managing Agent shall have received such advice, or unless the Required Financial Institutions or each Managing Agent, as applicable, shall have directed the Agent to take or refrain from taking any action, the Agent or such Managing Agent may take or refrain from taking any action, as the Agent or such Managing Agent shall deem advisable and in the best interests of the Purchasers. The Agent and the Managing Agents shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the related Conduits or the Required Financial Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

         Section 11.5 Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that none of the Agent, the Managing Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any Managing Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent or such Managing Agent. Each Purchaser represents and warrants to the Agent and the Managing Agents that it has and will, independently and without reliance upon the Agent, any Managing Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

         Section 11.6 Reimbursement and Indemnification. The Financial Institutions agree to reimburse and indemnify the Agent, and the Financial Institutions in each Purchase Group agree to reimburse the Managing Agent for such Purchase Group, and their respective officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares or Adjusted Pro Rata Shares, as applicable, to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, or any Managing Agent, acting in its capacity as a Managing Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent, or any Managing Agent, acting in its capacity as a Managing Agent, and acting on behalf of the related Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents. If there is a Terminating Financial Institution, for purposes of this Section, Pro Rata Share and Adjusted Pro Rata Share shall be calculated based on such Terminating Financial Institution's Back-up Commitment immediately prior to its becoming a Terminating Financial Institution; provided, however, that no Terminating Financial Institution shall be required to reimburse or indemnify the Agent or any Managing Agent, or their respective officers, directors, employees, representatives or agents for any amounts referenced in this Section 11.6 resulting from events occurring after such Terminating Financial Institution's Capital shall have been paid in full.

         Section 11.7 Agents in their Individual Capacities. The Agent, each Managing Agent and each of its respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Seller Party or any Affiliate of any Seller Party as though it were not the Agent or a Managing Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Agent and each Managing Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent or a Managing Agent, and the terms "Financial Institution," "Purchaser," "Financial Institutions" and "Purchasers" shall include the Agent and each Managing Agent in its individual capacity.

         Section 11.8 Successor Agent. The Agent may, upon fifteen (15) days' notice to Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than such Agent, in its individual capacity) resign as Agent. Each Managing Agent may, upon fifteen (15) days' notice to Seller and the Purchasers in its Purchase Group, and a Managing Agent will, upon the direction of all the Purchasers in its Purchase Group (other than such Managing Agent in its individual capacity), resign as Managing Agent. If the Agent shall resign, then the Required Financial Institutions during such fifteen-day period shall appoint from among the Purchasers a successor agent. If a Managing Agent shall resign, then the Purchasers in the related Purchase Group shall appoint a successor agent during such fifteen-day period. If for any reason no successor agent is appointed by the Required Financial Institutions or the applicable Purchase Group, as applicable, during such fifteen-day period, then effective upon the termination of such fifteen-day period, the Purchasers shall perform all of the duties of the Agent, or the Purchasers in the related Purchase Group shall perform all of the duties of the applicable Managing Agent, as applicable, hereunder and under the other Transaction

Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent's or Managing Agent's resignation hereunder as Agent or Managing Agent, as applicable, the retiring Agent or Managing Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent or Managing Agent under this Agreement and under the other Transaction Documents.

                                  ARTICLE XII
                           ASSIGNMENTS; PARTICIPATIONS

         Section 12.1 Assignments.

                  (a) The Seller, each Financial Institution and each other party hereto hereby agree and consent to the complete or partial assignment (or participation) by each Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Financial Institutions pursuant to a Liquidity Agreement, and upon such assignment, such Conduit shall be released from its obligations, if any, so assigned. Further, with the consent of the Seller (not to be unreasonably withheld), each Conduit may assign all of its rights and obligations hereunder to another commercial paper issuing conduit for which the Managing Agent of such assigning Conduit acts as administrator. Further, Seller and each Financial Institution hereby agree that any assignee of a Conduit of this Agreement or all or any of the Purchaser Interests of such Conduit shall have all of the rights and benefits under this Agreement as if the term "Conduit" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of the Conduits hereunder. Neither the Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

                  (b) Any Financial Institution may at any time and from time to time, assign to one or more Persons ("Purchasing Financial Institutions") all or any part of its rights and obligations under this Agreement and its Liquidity Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the "Assignment Agreement") executed by such Purchasing Financial Institution and such selling Financial Institution. The consent of the Conduit or Conduits in such Financial Institution's Purchase Group and the Agent shall be required prior to the effectiveness of any such assignment. Each assignee of a Financial Institution must have a short-term debt rating of A-1 or better by S&P and P-1 by Moody's (the "Required Ratings") and must agree to deliver to the Agent, promptly following any request therefor by the Managing Agent for its Purchase Group or the affected Conduit or Conduits, an enforceability opinion in form and substance satisfactory to such Managing Agent and such Conduit or Conduits. Upon delivery of the executed Assignment Agreement to the Agent (with a copy to the Seller), such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution under this

Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers or the Agent shall be required.

                  (c) Each of the Financial Institutions agrees that in the event that it shall cease to have the Required Ratings (an "Affected Financial Institution"), such Affected Financial Institution shall be obliged, at the request of the Conduits in such Financial Institution's Purchase Group or the applicable Managing Agent, to assign all of its rights and obligations hereunder and under its Liquidity Agreement to (x) another Financial Institution or (y) another funding entity nominated by such Managing Agent and acceptable to the affected Conduit or Conduits that has the Required Ratings, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution's Pro Rata Share of the Capital and Yield owing to the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions. In the event and on the date that an Affected Financial Institution becomes a Terminating Financial Institution, the Purchase Limit shall be reduced by an amount equal to such Affected Financial Institution's Back-up Commitment.

         Section 12.2 Participations. Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a "Participant") participating interests in its Pro Rata Share of the Purchaser Interests of the Financial Institutions, its obligation to purchase Purchaser Interests from the applicable Conduits under a Liquidity Agreement or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution's rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and Seller, the Conduits, the Managing Agents and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution's rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 13.1(b)(i).

         Section 12.3 Extension of Liquidity Termination Date. The Seller may advise any Managing Agent in writing of its desire to extend the Liquidity Termination Date for an additional 364 days, provided such request is made not more than 60 days prior to, and not less than 40 days prior to, the then current Liquidity Termination Date. Each Managing Agent so advised by the Seller shall promptly notify each Financial Institution in its related Purchase Group of any such request and each such Financial Institution shall notify its related Managing Agent, the Agent and the Seller of its decision to accept or decline the request for such extension no later than 30 days prior to the then current Liquidity Termination Date (it being understood that each Financial Institution may accept or decline such request in its sole discretion and on such terms as it may elect, and the failure to so notify its Managing Agent, the Agent and the Seller shall be deemed an election not to extend by such Financial Institution and, with respect to

SunTrust and Bank One, their respective Conduits; it being further understood that SunTrust's or Bank One's decision to decline an extension request shall also constitute the decision of its related Conduit to decline such extension request). In the event that at least one Financial Institution and the Conduit in its Purchase Group agree to extend the Liquidity Termination Date, the Seller Parties, the Agent, the applicable Conduit or Conduits, the extending Financial Institutions and the applicable Managing Agent or Agents shall enter into such documents as such extending Financial Institutions may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by such Financial Institutions, such Conduit or Conduits, such Managing Agent or Agents and the Agent (including reasonable attorneys' fees) shall be paid by the Seller. In the event that any Financial Institution (a) declines the request to extend the Liquidity Termination Date or (b) is in a Purchase Group with respect to which the Seller did not seek an extension of the Liquidity Termination Date (each such Financial institution being referred to herein as a "Non-Renewing Financial Institution"), and, in the case of a Non-Renewing Financial Institution described in clause (a), the Back-up Commitment and Liquidity Commitment of such Non-Renewing Financial Institution are not assigned to another Person in accordance with the terms of this Article XII prior to the then current Liquidity Termination Date, the Purchase Limit shall be reduced by an amount equal to each such Non-Renewing Financial Institution's Back-up Commitment on the then current Liquidity Termination Date.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         Section 13.1 Waivers and Amendments.

                  (a) No failure or delay on the part of the Agent, any Managing Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 13.1(b); it being understood that notwithstanding anything in this Section 13.1(b) to the contrary, no material amendment to this Agreement shall become effective with respect to any Conduit unless, if required by the documents governing such Conduit's commercial paper program, such Conduit (or the applicable Managing Agent on its behalf) shall have received written confirmation from each of the Rating Agencies that such amendment shall not result in the reduction or withdrawal of the rating of such Conduit's Commercial Paper. The Conduits, the Seller, the Servicer, the Managing Agents and the Agent, at the direction of the Required Financial Institutions, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

                  (i) without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield (or any component thereof), (C) reduce any fee payable to the Agent or the Managing Agents for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution's Pro Rata Share (except as may be required pursuant to a Conduit's Liquidity Agreement) or any Financial Institution's Back-up Commitment or Liquidity Commitment, (E) amend, modify or waive any provision of the definition of Required Financial Institutions, this Section 13.1(b),
         (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Facility Termination Date", "Eligible Receivable", "Loss Reserve", "Default Proxy Ratio", "Delinquency Ratio", "Delinquent Receivable", "Dilution Reserve", "Dilution Reserve Ratio", "Dilution Trigger Ratio", "Loss Reserve", "Loss Reserve Ratio", "Loss-to-Liquidation Ratio", or "Yield Reserve", or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

                  (ii) without the written consent of the Agent or any Managing Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of the Agent or such Managing Agent, as applicable.

Notwithstanding the foregoing, (i) without the consent of the Financial Institutions in any Purchase Group (other than the Purchase Group to which such Financial Institutions are being added), the Agent may, with the consent of Seller, amend this Agreement solely to add additional Persons as Financial Institutions hereunder and (ii) the Agent, the Required Financial Institutions, the Managing Agents, and the Conduits may enter into amendments to modify any of the terms or provisions of Article XI, Article XII and Section 13.13 or any other provision of this Agreement without the consent of Seller, provided that such amendment has no negative impact upon Seller. Any modification or waiver made in accordance with this Section 13.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers, the Managing Agents and the Agent.

         Section 13.2 Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 13.2. Seller hereby authorizes the Agent to effect purchases and each Managing Agent to make Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Agent or such Managing Agent, as applicable, in good faith believes to be acting on behalf of Seller.

Seller agrees to deliver promptly to the Agent or the applicable Managing Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent or such Managing Agent, the records of the Agent or such Managing Agent shall govern absent manifest error.

         Section 13.3 Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         Section 13.4 Protection of Ownership Interests of the Purchasers.

                  (a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent or any Managing Agent may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time after the occurrence of an Amortization Event, the Agent may (or at the direction of the Managing Agents, shall), or the Agent may (or at the direction of the Managing Agents, shall) direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller's expense, of the ownership or security interests of the Purchasers under this Agreement and may (or at the direction of the Managing Agents, shall) also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.

                  (b) If any Seller Party fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent's or such Purchaser's costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

         Section 13.5 Confidentiality.

                  (a) Each Seller Party and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent, the Managing Agents and the Purchasers and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party and such Purchaser and its officers and employees may disclose such information to such Seller Party's and such Purchaser's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

                  (b) Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Managing Agents or the Purchasers by each other, (ii) by the Agent, the Managing Agents or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent or the Managing Agents to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to the Conduits or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which either Managing Agent acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided that any Person receiving information shall be advised by the Agent or the applicable Managing Agent, as applicable, of the obligation to keep such information confidential. In addition, the Purchasers, the Managing Agents and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law), provided that Purchasers, the Managing Agents and Agent shall, if practicable, notify Seller in advance prior to disclosure and will use reasonable efforts to cooperate with Seller at Seller's expense in obtaining any protective order for such information.

         Section 13.6 Bankruptcy Petition. Each of the Seller, the Servicer, the Agent, each Managing Agent and each Financial Institution hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of a Conduit, it will not institute against, or join any other Person in instituting against, such Conduit or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

         Section 13.7 Limitation of Liability; Limitation on Payment; No
Recourse.

                  (a) Except with respect to any claim arising out of the willful misconduct or gross negligence of any Purchaser, Financial Institution, Managing Agent or the Agent, no claim may be made by any Seller Party or any other Person against any Conduit, the Agent, any Managing Agent, or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  (b) No Conduit shall be required to make payment of the amounts required to be paid pursuant hereto unless, and then only to the extent that, such Conduit has Excess Funds (as defined below). If a Conduit does not have Excess Funds, the excess of the amount due hereunder over the amount paid shall not constitute a "claim" (as defined in Section 101(5) of the Bankruptcy
Code) against such Conduit until such time as such Conduit has Excess Funds. If a Conduit does not have sufficient Excess Funds to make any payment due hereunder, then such Conduit may pay a lesser amount and make additional payments that in the aggregate equal the amount of deficiency as soon as possible thereafter. The term "Excess Funds" means with respect to a Conduit the excess of (1) the aggregate projected value of such Conduit's assets and other property (including cash and cash equivalents), over (2) the sum of (A) the sum of all scheduled payments of principal, interest and other amounts payable on publicly or privately placed indebtedness of such Conduit for borrowed money, plus (B) the sum of all other liabilities, indebtedness and other obligations of such Conduit for borrowed money or owed to any credit or liquidity provider, together with all unpaid interest then accrued thereon, plus (C) all taxes payable by such Conduit to the Internal Revenue Service, plus (D) all other indebtedness, liabilities and obligations of such Conduit then due and payable, but the amount of any liability, indebtedness or obligation of such Conduit shall not exceed the projected value of the assets to which recourse for such liability, indebtedness or obligation is limited. Excess Funds shall be calculated once each Business Day.

         Section 13.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, BUT NOT LIMITED TO, 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

         Section 13.9 CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, ANY MANAGING AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT, ANY MANAGING AGENT OR ANY PURCHASER OR ANY AFFILIATE OF SUCH PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR

ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         Section 13.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

         Section 13.11 Integration; Binding Effect; Survival of Terms.

                  (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                  (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of
Article X, and Sections 13.5 and 13.6 shall be continuing and shall survive any termination of this Agreement.

         Section 13.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

         Section 13.13 Agent Roles.

                  (a) Bank One Roles. Each of the Financial Institutions acknowledges that Bank One acts, or may in the future act, (i) as Agent for the Purchasers, (ii) as Managing Agent for Falcon, (iii) as issuing and paying agent for Falcon's Commercial Paper, (iv) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (v) to provide other services from time to time for some or all of the Conduits (collectively, the "Bank One Roles"). Without limiting the generality of this Section 13.13(a), each Financial Institution hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as Agent and Managing Agent for the related Conduits, and the giving of notice to the Agent or Managing Agent of a mandatory purchase pursuant its Liquidity Agreement.

                  (b) Managing Agent Institution Roles. Each of the Financial Institutions acknowledges that each Financial Institution that serves as a Managing Agent hereunder (a "Managing Agent Institution") acts, or may in the future act, (i) as Managing Agent for a Conduit or Conduits, (ii) as issuing and paying agent for such Conduit's Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for some or all of the Conduits (collectively, the "Managing Agent Institution Roles"). Without limiting the generality of this Section 13.13(b), each Financial Institution hereby acknowledges and consents to any and all Managing Agent Institution Roles and agrees that in connection with any Managing Agent Institution Role, the applicable Managing Agent Institution may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as Managing Agent for the related Conduits, and the giving of notice to the Agent or Managing Agent of a mandatory purchase pursuant to its liquidity back-stop program.

          Section 13.14     Characterization.

                  (a) It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser and the Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of Seller or Originator or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or Originator.

                  (b) In addition to any ownership interest which the Agent may from time to time acquire pursuant hereto, Seller hereby grants to the Agent for the ratable benefit of the Purchasers a valid and perfected security interest in all of Seller's right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                                       ANIXTER RECEIVABLES CORPORATION



                                       By:
                                          ---------------------------
                                       Name:
                                       Title:

                                       Address:


                                       ANIXTER INC.



                                       By:
                                          ---------------------------
                                       Name:
                                       Title:

                                       Address:





                                 Signature Page
                                       to
               Amended and Restated Receivables Purchase Agreement

                           FALCON ASSET SECURITIZATION CORPORATION, as a Conduit



                           By:
                              -------------------------------------
                                 Authorized Signatory

                           Address: c/o Bank One, NA, as Managing Agent Asset Backed Finance
                                     Suite IL1-0079, 1-19
                                     1 Bank One Plaza
                                     Chicago, Illinois  60670-0079

                           FAX:      (312) 732-1844


                           BANK ONE, NA (MAIN OFFICE CHICAGO), as a
                           Financial Institution, a Managing Agent and as Agent



                           By:
                              -------------------------------------
                           Name:
                           Title:

                           Address:  Bank One, NA
                                     Asset Backed Finance
                                     Suite IL1-0596, 1-21
                                     1 Bank One Plaza
                                     Chicago, Illinois  60670-0596

                           Fax:      (312) 732-4487


                                 Signature Page
                                       to
               Amended and Restated Receivables Purchase Agreement

                           THREE PILLARS FUNDING CORPORATION, as a Conduit



                           By:
                              -------------------------------------
                           Name:
                           Title:
                           Address:  Three Pillars Funding Corporation
                                     c/o Amacar Group, L.L.C.
                                     6525 Morrison Boulevard
                                     Suite 318
                                     Charlotte, NC  28211

                           Fax:      (704) 365-1362



                           SUNTRUST BANK, as a Financial Institution



                           By:
                              -------------------------------------
                           Name:
                           Title:
                           Address:  SunTrust Bank
                                     24th Floor MC 3950
                                     303 Peachtree Street
                                     Atlanta, GA  30308

                           Fax:      (404) 230-1344



                                 Signature Page
                                       to
               Amended and Restated Receivables Purchase Agreement

                           SUNTRUST CAPITAL MARKETS, INC., as a Managing Agent


                           By:
                              -------------------------------------
                           Name:
                           Title:
                           Address:  SunTrust Capital Markets, Inc.
                                     24th Floor MC 3950
                                     303 Peachtree Street
                                     Atlanta, GA  30308

                           Fax:      (404) 230-1344




                                 Signature Page
                                       to
               Amended and Restated Receivables Purchase Agreement

                                    EXHIBIT I
                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Accrual Period" means each calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of the calendar month thereafter.

         "Adjusted Pro Rata Share" means, for each Financial Institution, the Back-up Commitment of such Financial Institution within a given Purchase Group divided by the sum of the Back-up Commitments of each Financial Institution in such Purchase Group, adjusted as necessary to give effect to any assignments pursuant to Section 12.1(b) and to the termination of the Back-up Commitment of any Terminating Financial Institution in such Purchase Group.


         "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

         "Affected Financial Institution" has the meaning specified in Section 12.1(c).

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 20% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" has the meaning set forth in the preamble to this Agreement.

         "Aggregate Capital" means, as of any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.

         "Aggregate Reduction" has the meaning set forth in Section 1.3.

         "Aggregate Reserves" means, on any date of determination, the sum of the Loss Reserve, the Servicer Reserve, the Yield Reserve, and the Dilution Reserve.

         "Aggregate Unpaids" means, at any time, an amount equal to the sum of all accrued and unpaid fees under the Fee Letter, Yield, Aggregate Capital and all other unpaid Obligations (whether due or accrued) at such time.

         "Agreement" means this Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.


                                    Exh. I-1

         "Amortization Date" means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 (except for Section 6.2(d)(iii)) are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d)(ii), (iii) the Business Day specified in a written notice from the Agent pursuant to Section
9.2 following the occurrence of any other Amortization Event, and (iv) the date which is thirty (30) days after the Agent's receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.

         "Amortization Event" has the meaning set forth in Article IX.

         "Assignment Agreement" has the meaning set forth in Article IX.

         "Applicable Margin" means, as of any date of determination, the percentage set forth in the table below opposite the then applicable Debt
Rating:

                               Debt Ratings
         Pricing Level      S&P/Moody's/Fitch        Applicable Margin
         -------------     --------------------     -----------------
              1             less than A-/A3               0.750%
              2                 BBB+/Baa1                 0.875%
              3                 BBB/Baa2                  1.000%
              4                 BBB-/Baa3                 1.125%
              5                 BB+/Ba1                   1.375%
              6            greater than BB+/Ba1           1.625%


         "Authorized Officer" means, with respect to any Person, its president, corporate controller, treasurer or chief financial officer.

         "Back-up Commitment" means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from the Seller, in an amount not to exceed (x) in the aggregate, the amount set forth opposite such Financial Institution's name under the Back-up Commitment column on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof, and (y) with respect to any individual purchase from the Seller hereunder, its Pro Rata Share of the Purchase Price therefor.

         "Bank One" means Bank One, NA (Main Office Chicago) in its individual capacity and its successors.

         "Bank One Federal Funds Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such

                                    Exh. I-2
day on such transactions received by Bank One from three Federal funds brokers of recognized standing selected by Bank One in its sole discretion.

         "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as amended, and any successor statute thereto.

         "Base Rate" means a rate per annum equal to:

                  (a) with respect to each Financial Institution in the Falcon Purchase Group, the greater of (i) the Bank One Federal Funds Rate plus one half of one percent (0.50%), and (ii) the corporate base rate of interest announced by Bank One from time to time, changing as and when said corporate base rate changes; and

                  (b) with respect to each Financial Institution in the Three Pillars Purchase Group, the greater of (i) the SunTrust Federal Funds Rate most recently determined by SunTrust Bank plus one half of one percent (0.50%), and (ii) the SunTrust Prime Rate.

         "Broken Funding Costs" means, with respect to the Falcon Purchase Group, Falcon Broken Funding Costs and, with respect to the Three Pillars Purchase Group, Three Pillars Broken Funding Costs.

         "Business Day" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

         "Capital" means with respect to any Purchaser Interest, at any time,
(A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the Agent or the applicable Managing Agent which in each case have been applied to reduce the Capital of such Purchaser Interest in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

         "Capital Pro Rata Share" means, for any Purchaser at any time, the amount of Capital allocated to the Purchaser Interests of such Purchaser at such time divided by the Aggregate Capital at such time.

         "Change of Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of any Seller Party.

         "Charged-Off Receivable" means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if


                                    Exh. I-3
references to Seller Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off Seller's books as uncollectible, (iv) which has been identified by Seller as uncollectible or (v) as to which any payment, or part thereof, remains unpaid for 120 days or more from the original invoice date for such Receivable.

         "Collection Account" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.

         "Collection Account Agreement" means an agreement substantially in the form of Exhibit VI among Originator, Seller, the Agent and a Collection Bank.

         "Collection Bank" means, at any time, any of the banks holding one or more Collection Accounts.

         "Collection Notice" means a notice, in substantially the form of Annex A to Exhibit VI, from the Agent to a Collection Bank.

         "Collection Period" means each fiscal month of the Seller Parties.

         "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

         "Commercial Paper" means promissory notes of any Conduit issued by such Conduit in the commercial paper market.

         "Conduit" means each of Falcon and Three Pillars, and their respective successors and assigns as Conduits hereunder.

         "Contingent Obligation" means, with respect to any Person, any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

         "Contract" means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

         "CP Rate" means for any Accrual Period, with respect to any Purchaser Interest owned by the Falcon Purchase Group, the Falcon CP Rate and with respect to any Purchaser Interest owned by the Three Pillars Purchase Group, the Three Pillars CP Rate.


                                    Exh. I-4

         "Credit Agreement" means that certain Credit Agreement dated as of October 6, 2000 by and among Anixter, the Subsidiaries of Anixter identified as Borrowing Subsidiaries thereunder, Bank One, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, and Bank of America, N.A., as Administrative Agent, and the lenders party thereto from time to time, as amended, supplemented or otherwise modified from time to time.

         "Credit and Collection Policy" means Seller's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VIII, as modified from time to time in accordance with this Agreement.

         "Debt Rating" means, as of any date of determination, the rating as determined by either S&P, Moody's or Fitch (provided that the Originator shall have at least two such ratings and at least one of such ratings shall be from S&P or Moody's) (collectively, the "Debt Ratings") of the Originator's noncredit-enhanced, senior unsecured long-term debt; provided that if the existing Debt Ratings are not the same level, then (i) if there are two Debt Ratings, the higher of such Debt Ratings shall apply (with Pricing Level 1 being the highest and Pricing Level 6 being the lowest), (ii) if there are three Debt Ratings and no two Debt Ratings are at the same level, the intermediate Debt Rating shall apply, or (iii) if there are three Debt Ratings and two Debt Ratings are at the same level, then the level with the two Debt Ratings shall apply.

         "Deemed Collections" means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection in full of a Receivable if at any time
(i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Seller (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in Article V are no longer true with respect to such Receivable.

         "Default Fee" means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2% above the Base Rate.

         "Default Proxy Ratio" means, for any Collection Period, a fraction (calculated as a percentage) equal to (i) the aggregate Outstanding Balance of all Receivables (without duplication) which, as of the last day of such Collection Period, remain unpaid for at least one hundred twenty (120) but less than one hundred fifty (150) days from the original invoice date plus the aggregate Outstanding Balance of all Receivables (without duplication) which, consistent with the Credit and Collection Policy, were or should have been written off the Seller's books as uncollectible and are less than one hundred twenty (120) days past invoice date during such period, divided by (ii) the aggregate Outstanding Balance of all Receivables generated during the Collection Period which ended on the date four (4) months prior to the last day of the current Collection Period.


                                    Exh. I-5

         "Delinquency Ratio" means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

         "Delinquent Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for 91 days or more from the original invoice date for such Receivable.

         "Determination Date" means the third Business Day prior to each Monthly Settlement Date.

         "Dilution Horizon Ratio" means, as of any date as set forth in the most recent Monthly Report, a ratio computed by dividing (i) the aggregate of all Receivables generated during the two (2) most recently ended Collection Periods by (ii) the aggregate Outstanding Balance of non-Delinquent Receivables as at the last day of the most recently ended Collection Period.

         "Dilution Ratio" means, for any Collection Period, the ratio (expressed as a percentage) computed as of the last day of such Collection Period by dividing (i) the aggregate amount of Dilutions during such Collection Period by
(ii) the aggregate Outstanding Balance of all Receivables generated during the preceding Collection Period.

         "Dilution Reserve" means, on any date, an amount equal to (x) the Dilution Reserve Ratio then in effect times (y) the Net Receivables Balance as of the close of business on the immediately preceding Business Day.

         "Dilution Reserve Ratio" means, as of any date, an amount calculated as follows:

         DRR = [(2.0 x ADR) + [(HDR-ADR) x (HDR/ADR)]] x DHR

                  where:

                  DRR      =        the Dilution Reserve Ratio;

                  ADR      =        the average of the Dilution Ratios for the
                                    past twelve Collection Periods;

                  HDR      =        the highest average Dilution Ratio for any
                                    two (2) consecutive Collection Periods
                                    during the most recent twelve months; and

                  DHR      =        the Dilution Horizon Ratio.

The Dilution Reserve Ratio shall be calculated monthly in each Monthly Report and such Dilution Reserve Ratio shall, absent manifest error, be effective from the corresponding Monthly Settlement Date until the next succeeding Monthly Settlement Date.

         "Dilutions" means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of "Deemed Collections".


                                    Exh. I-6

         "Dilution Trigger Ratio" means, as of the end of any Collection Period, the ratio (expressed as a percentage), computed as of the last day of such Collection Period by dividing (i) the aggregate amount of Dilutions during such Collection Period by (ii) the aggregate Outstanding Balance of all Receivables at the end of such Collection Period minus the aggregate outstanding amount of all credit memos from Originators outstanding at the end of such Collection Period.

         "Discount Rate" means, the LIBO Rate or the Base Rate, as applicable, with respect to each Purchaser Interest of the Financial Institutions, and any Purchaser Interest of a Conduit, an undivided interest in which has been assigned by such Conduit to a Financial Institution pursuant to the applicable Liquidity Agreement.

         "Eligible Receivable" means, at any time, a Receivable:

                           (i) the Obligor of which (a) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (b) is not an Affiliate of any of the parties hereto;
         (c) is not the subject of a proceeding under the Bankruptcy Code or any other insolvency proceeding and (d) is not a government or a governmental subdivision or agency;

                           (ii) due from an Obligor that is the Obligor on another Receivable or Receivables, and the Outstanding Balance of all Receivables from such Obligor which are Charged-Off Receivables is less than 20% of the Outstanding Balance of all Receivables from such Obligor;

                           (iii) which is not a Charged-Off Receivable or a Delinquent Receivable;

                           (iv) which by its terms is due and payable within 90 days of the original billing date therefor and has not had its payment terms extended; provided, however, that no more than 25% of the aggregate Outstanding Balance of all Receivables which are due and payable between 61 and 90 days of the original billing date therefor will be deemed to be "Eligible Receivables";

                           (v) which is "an "account" within the meaning of
         Section 9-102(a)(2) of the UCC of all applicable jurisdictions, and which represents all or part of the sales price of merchandise, insurance and services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;

                           (vi) which is denominated and payable only in United States dollars in the United States;

                           (vii) which arises under a Contract in substantially the form of one of the form contracts set forth on Exhibit IX hereto or otherwise approved by the Managing Agents in writing, which, together with such Receivable, is in full force and effect and



                                    Exh. I-7
         constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms;

                           (viii) which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of Originator or any of its assignees under such Contract (unless such consent has been obtained) and (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract;

                           (ix) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by Originator;

                           (x) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation;

                           (xi) which satisfies all applicable requirements of the Credit and Collection Policy;

                           (xii) which was generated in the ordinary course of Originator's business;

                           (xiii) which arises solely from the sale of goods or the provision of services to the related Obligor by Originator, and not by any other Person (in whole or in part);

                           (xiv) as to which the Agent has not notified Seller that the Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to the Agent; provided, that Agent shall not determine a Receivable to be ineligible pursuant to this clause (xiv) because the Obligor is in a particular industry if on the date hereof the Originator has outstanding Receivables from Obligors in such industry; and provided further, that Agent shall not determine a Receivable to be ineligible pursuant to this clause (xiv) because it is generated by a particular type of business of the Originator if the Originator is engaged in such type of business on the date hereof.

                           (xv) except to the extent (but then only to the extent) that it is subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against Originator or any other Adverse Claim;


                                    Exh. I-8

                           (xvi) due from an Obligor that holds no right as against Originator to cause Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract);

                           (xvii) as to which Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor;

                           (xviii) all right, title and interest to and in which has been validly transferred by Originator directly to Seller under and in accordance with the Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim;

                           (xix) for which Seller has given reasonably equivalent value to Originator in consideration therefor pursuant to the Receivables Sale Agreement, which was not made for or on account of an antecedent debt and which is not voidable under any section of the Bankruptcy Code; and

                           (xx) in which the Agent, for the benefit of the Purchasers, has a valid and perfected first priority undivided percentage ownership or security interest, free and clear of any Adverse Claim.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Facility Account" means Seller's Account No. 1069533 at Bank One.

         "Facility Termination Date" means the earliest of (i) the Liquidity Termination Date, (ii) the Amortization Date and (iii) September 29, 2005.

         "Falcon" has the meaning set forth in the preamble in this Agreement.

         "Falcon Broken Funding Costs" means (a) for any Purchaser Interest owned by Bank One on behalf of the Purchasers in the Falcon Purchase Group which: (i) has its Capital reduced without compliance by Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned pursuant to the Falcon Liquidity Agreement or has a Tranche Period to which it is subject terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the Yield that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by Bank One to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to


                                    Exh. I-9
another Purchaser Interest with respect to the same Purchaser, the amount of Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated, and (b) any loss or expense incurred by any Purchaser (including any loss or expense incurred by reason of the liquidation or reemployment of funds acquired by such Purchaser in order to make any such requested Incremental Purchase) as a result of any Incremental Purchase not being made in accordance with a request therefor under Section 1.2 (whether because of the failure of the conditions precedent with respect to such Incremental Purchase to be satisfied or for any other reason, other than default by the relevant Purchaser). All Falcon Broken Funding Costs shall be due and payable upon demand.

         "Falcon CP Rate" means for any Accrual Period for any Purchaser Interest owned by Falcon if and to the extent it funds the Purchase or maintenance of its Purchaser Interest by the issuance of commercial paper notes during such Settlement Period, the per annum rate that reflects, for each day during such Settlement Period, the sum of (i) discount accrued on Pooled Commercial Paper of Falcon on such day, plus (ii) any and all accrued commissions in respect of placement agents and commercial paper dealers, and issuing and paying agent fees incurred, in respect of Pooled Commercial Paper of such Conduit for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper of Falcon for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper of Falcon, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any Purchaser Interest of Falcon pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper; provided, however, that in addition to the foregoing costs, if the Seller shall request any additional Purchase by Falcon during any period of time determined by Falcon's Managing Agent in its sole discretion to result in an incrementally higher CP Rate applicable to such additional Purchase, the Capital associated with any such additional Purchase shall, during such period, be deemed to be funded by Falcon in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such higher CP Rate applicable only to such special pool and charged each day during such period against such Capital.

         "Falcon LIBO Rate" means, with respect to any Tranche Period, the rate per annum equal to the sum of:

         (i) (a) the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, and having a maturity equal to such Tranche Period, provided that, (1) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable LIBO Rate for the relevant Tranche Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two


                                    Exh. I-10

Business Days prior to the first day of such Tranche Period, and having a maturity equal to such Tranche Period, and (2) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable LIBO Rate for the relevant Tranche Period shall instead be the rate determined by the applicable Managing Agent to be the rate at which such Managing Agent offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Tranche Period, in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such Tranche Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Agent (or, in the case of clause (ii), such Managing Agent) in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period; plus

         (ii) the Applicable Margin in effect from time to time.

         "Falcon Liquidity Agreement" means an agreement entered into by Falcon with its Financial Institutions in connection herewith for the purpose of providing liquidity with respect to the Capital funded by Falcon under this Agreement.

         "Falcon Purchase Group" means Falcon, Bank One and each of the Financial Institutions identified as a member of the Falcon Purchase Group on Schedule A hereto, together with their respective successors, assigns and participants.

         "Fee Letter" means that certain letter agreement dated as of the date hereof among Seller, Originator and each Managing Agent, as it may be amended or modified and in effect from time to time.

         "Finance Charges" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

         "Financial Institutions" has the meaning set forth in the preamble in this Agreement.

         "Funding Agreement" means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of a Conduit, including any Liquidity Agreement.

         "Funding Source" means (i) any Financial Institution or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to a Conduit.

         "GAAP" means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.

         "Group Pro Rata Share" means, with respect to any Purchase Group and as of any date of determination, an amount equal to (expressed as a percentage) the Back-Up Commitment of such Purchase Group on such date divided by the Purchase Limit as of such date.

                                    Exh. I-11

         "Group Purchase Limit" means, for each Purchase Group, the sum of the Back-up Commitments of the Financial Institutions in such Purchase Group, adjusted as necessary to give effect to the termination of the Back-up Commitment of any Terminating Financial Institution in such Purchase Group.

         "Incremental Purchase" means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital hereunder.

         "Indebtedness" means, with respect to any Person, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         "Independent Director" means a member of the Board of Directors of Seller who is not, (A) and has not been at any time during the five (5) years preceding his or her election to such Board of Directors, a director, officer, employee or affiliate of Seller, Originator, or any of their respective Subsidiaries or Affiliates, or (B) the beneficial owner (at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of Seller, Originator, or any of their respective Subsidiaries or Affiliates, having general voting rights;

         "LIBO Rate" means the Falcon LIBO Rate or the Three Pillars LIBO Rate, as the case may be.

         "Liquidity Agreement" means the Falcon Liquidity Agreement and/or the Three Pillars Liquidity Agreement, as the case may be.

         "Liquidity Commitment" means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from the Conduit in its Purchase Group in an amount not to exceed (a) in the aggregate, the amount set forth opposite such Financial Institution's name under the Liquidity Commitment Column on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof, and (b) with respect to any individual purchase from such Conduit, its Adjusted Pro Rata Share of the Purchase Price therefor.

         "Liquidity Termination Date" means October 2, 2003.

         "Lock-Box" means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.


                                    Exh. I-12

         "Loss Horizon Ratio" means, for any Collection Period, a fraction (calculated as a percentage) computed by dividing (i) the aggregate Outstanding Balance of all Receivables generated during the three (3) most recently ended Collection Periods by (ii) the aggregate Outstanding Balance of all non-Delinquent Receivables as at the last day of the most recently ended Collection Period.

         "Loss Reserve" means, on any date, an amount equal to (x) the greater of (i) 12% and (ii) the Loss Reserve Ratio then in effect times (y) the aggregate Net Receivables Balance as of the close of business on the immediately preceding Business Day.

         "Loss Reserve Ratio" means, as of any date, an amount calculated as follows:

                  LRR      =        2.0 x DPR x LHR, where

                  LRR      =        the Loss Reserve Ratio;

                  DPR      =        the highest average of the Default
                                    Proxy Ratios for any three consecutive
                                    Collection Periods during the most recent twelve months; and

                  LHR      =        the Loss Horizon Ratio.

The Loss Reserve Ratio shall be calculated monthly in each Monthly Report and such Loss Reserve Ratio shall, absent manifest error, be effective from the corresponding Monthly Settlement Date until the next succeeding Monthly Settlement Date.

         "Loss-to Liquidation Ratio" means, for any Collection Period, a fraction (calculated as a percentage) equal to (i) the aggregate Outstanding Balance of all Receivables (without duplication) which, as of the last day of such Collection Period, remain unpaid for at least one hundred twenty (120) but less than one hundred fifty (150) days from the original invoice date plus the aggregate Outstanding Balance of all Receivables (without duplication) which, consistent with the Credit and Collection Policy, were or should have been written off the Seller's books as uncollectible and are less than one hundred twenty (120) days past invoice date during such period, divided by (ii) the aggregate amount of Collections during such Collection Period.

         "Managing Agent" means, as to any Conduit, the financial institution responsible for the administration of such Conduit's Commercial Paper program and related activities. As of the date hereof, Bank One is the Managing Agent for Falcon and its Financial Institutions, and SunTrust is the Managing Agent for Three Pillars and its Financial Institutions.

         "Mandate Letter" means that certain mandate letter dated as of July 24, 2000 addressed to Anixter from Banc One Capital Markets, Inc.

         "Material Adverse Effect" means a material adverse effect on (i) the financial condition or operations of any Seller Party and its Subsidiaries, (ii) the ability of any Seller Party to perform its obligations under this Agreement,
(iii) the legality, validity or enforceability of this


                                    Exh. I-13

Agreement or any other Transaction Document, (iv) any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

         "Mid-Month Report" means a report, in substantially the form of Exhibit XI hereto (appropriately completed), furnished by the Servicer to the Managing Agents pursuant to Section 8.5.

         "Mid-Month Report Date" has the meaning set forth in Section 8.5.

         "Monthly Report" means a report, in substantially the form of Exhibit X hereto (appropriately completed), furnished by the Servicer to the Managing Agents pursuant to Section 8.5.

         "Monthly Settlement Date" means the 17th day of each month, or if such day is not a Business Day, the next succeeding Business Day.

         "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

         "Net Receivables Balance" means, at any time, the aggregate Outstanding Balance of Eligible Receivables at such time reduced by the aggregate amount by which the Outstanding Balance of Eligible Receivables from each Obligor and its Affiliates exceeds the Standard Concentration Limit or Special Concentration Limit for such Obligor, as the case may be.

         "Non-Renewing Financial Institution" has the meaning set forth in
Section 12.3.

         "Obligations" has the meaning set forth in Section 2.1.

         "Obligor" means a Person obligated to make payments pursuant to a Contract.

         "Originator" means Anixter, in its capacity as seller under the Receivables Sale Agreement.

         "Outstanding Balance" means, with respect to any Receivable at any time, the then outstanding principal balance thereof.

         "Outstanding Balance of Eligible Receivables" means, for purposes of the definitions of "Net Receivables Balance", "Special Concentration Limit" and "Standard Concentration Limit", the Outstanding Balance of all Eligible Receivables (the Outstanding Balance of an Eligible Receivable subject to any right of rescission, set-off, counterclaim or other defense as described in clause (xv) of the definition of "Eligible Receivable" being the outstanding principal balance of such Receivable less the amount of such right of rescission, set-off, counterclaim or other defense).

         "Participant" has the meaning set forth in Section 12.2.


                                    Exh. I-14

         "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Pooled Commercial Paper" means Commercial Paper notes of a Conduit subject to any particular pooling arrangement by such Conduit, but excluding Commercial Paper issued by such Conduit for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Conduit.

         "Potential Amortization Event" means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

         "Proposed Reduction Date" has the meaning set forth in Section 1.3.

         "Pro Rata Share" means, (1) for each Financial Institution, the Back-up Commitment of such Financial Institution divided by the Purchase Limit, adjusted as necessary to give effect to the application of any assignments pursuant to
Article XII and (2) for each Conduit, the Group Pro Rata Share of its Purchase Group.

         "Purchase Group" means each Conduit, its Financial Institutions and their related Managing Agent.

         "Purchase Limit" means $225,000,000, as such amount may be increased or decreased in accordance with the provisions of Article XII.

         "Purchase Notice" has the meaning set forth in Section 1.2.

         "Purchase Price" means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of the amount requested by Seller in the applicable Purchase Notice, the Unused Purchase Limit on the applicable purchase date and the excess, if any, of the Net Receivables Balance (less the Aggregate Reserves) on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital determined as of the date of the most recent Monthly Report.

         "Purchaser" means any Conduit or Financial Institution, as applicable and "Purchasers" means, collectively, all Conduits and Financial Institutions.

         "Purchaser Interest" means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:


    C
--------
NRB - AR


                                    Exh. I-15
         where:

         C        =        the aggregate outstanding Capital of such Purchaser
                           Interest.

         AR       =        the Aggregate Reserves.

         NRB      =        the Net Receivables Balance.

Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date. The variable percentage represented by any Purchaser Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding the Amortization Date shall remain constant at all times thereafter.

         "Purchasing Financial Institution" has the meaning set forth in Section 12.1(b).

         "Receivable" means all indebtedness and other obligations owed to Seller or Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement or hereunder) or in which Seller has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.

         Receivables Sale Agreement" means that certain Amended and Restated Receivables Sale Agreement, dated as of October 3, 2002, between Originator and Seller, as the same may be amended, restated or otherwise modified from time to time.

         "Records" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

         "Reduction Notice" has the meaning set forth in Section 1.3.

         "Reference Bank" means Bank One or such other bank as Bank One shall designate with the consent of Seller.

         "Reinvestment" has the meaning set forth in Section 2.2.

                                    Exh. I-16

         "Related Security" means, with respect to any Receivable:

                                    (A) all of Seller's interest in the
                  inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

                                    (B) all other security interests or liens
                  and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                                    (C) all guaranties, letters of credit,
                  insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                                    (D) all service contracts and other
                  contracts and agreements associated with such Receivable,

                                    (E) all Records related to such Receivable,

                                    (F) all of Seller's right, title and
                  interest in, to and under the Receivables Sale Agreement in respect of such Receivable, and

                                    (G) all proceeds of any of the foregoing.

         "Required Financial Institutions" means, at any time, (a) if any Conduit holds any Purchaser Interests, the Managing Agent for each such Conduit and Financial Institutions with Back-Up Commitments equal to or greater than 50% of the Purchase Limit, and (b) if no Conduit holds any Purchaser Interests, Financial Institutions with Back-up Commitments equal to or greater than 50% of the Purchase Limit.

         "Required Ratings" has the meaning set forth in Section 12.1(b).

         "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

         "Seller" has the meaning set forth in the preamble to this Agreement.

         "Seller Parties" has the meaning set forth in the preamble to this Agreement.

         "Servicer" means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

                                    Exh. I-17

         "Servicer Reserve" means, on any date, an amount equal to (a) if Anixter or any Affiliate of Anixter is the Servicer on such date, the product of
(x) 0.36% and (y) the Outstanding Balance of all Receivables generated during the most recently ended Collection Period immediately preceding such date, or
(b) if a Person other than Anixter or any Affiliate of Anixter is the Servicer on such date, the product of (i) 0.33% and (ii) the Outstanding Balance of all Receivables as at the end of the most recently ended Collection Period immediately preceding such date, or such other amount as the Managing Agents shall determine in its reasonable judgment.

         "Servicing Fee" has the meaning set forth in Section 8.6.

         "Settlement Date" means (A) the Monthly Settlement Date, and (B) the last day of the relevant Tranche Period in respect of each Purchaser Interest of the Financial Institutions.

         "Settlement Period" means (A) in respect of each Purchaser Interest of the Conduits, the immediately preceding Accrual Period, and (B) in respect of each Purchaser Interest of the Financial Institutions, the entire Tranche Period of such Purchaser Interest.

         "Significant Subsidiary" has the meaning set forth in Regulation S-X of the Securities and Exchange Commission, 17 C.F.R. Part 210, as in effect on the date hereof.

         "Special Concentration Limit" means, at any time, with respect to any Special Obligor, a dollar amount equal to a percentage of the aggregate Outstanding Balance of Eligible Receivables or such other limit as the Agent, with the consent of Moody's and S&P, may designate for such Special Obligor; provided, that the Agent may, upon notice to Seller, cancel or reduce any Special Concentration Limit.

         "Special Obligor" means any Obligor as may be designated by the Agent from time to time as a "Special Obligor."

         "Standard Concentration Limit" means, at any time, with respect to any Obligor other than a Special Obligor, 4% of the aggregate Outstanding Balance of Eligible Receivables at such time.

         "Subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Anixter.

         "SunTrust" has the meaning set forth in the preamble to this Agreement.

         "SunTrust Bank" means SunTrust Bank in its individual capacity and its successors.

                                    Exh. I-18

         "SunTrust Federal Funds Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the federal funds rates as quoted by SunTrust Bank and confirmed in the Federal Reserve Board Statistical Release as H.15(519), or any successor or substitute publication selected by SunTrust Bank (or, if such day is not a Business Day, for the next preceding Business Day), or if, for any reason, such rate is not available on any day, the rate determined in the sole opinion of SunTrust Bank, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (New York time).

         "SunTrust Prime Rate" means, as of any date of determination, the rate of interest most recently announced by SunTrust Bank at its principal office in Atlanta, Georgia as its prime rate (it being understood that at any one time there shall exist only one such prime rate so announced, which rate is not necessarily intended to be the lowest rate of interest determined by SunTrust Bank in connection with extensions of credit).

         "Terminating Financial Institution" means (i) any Affected Financial Institution or Non-Renewing Financial Institution which has not assigned all of its rights and obligations hereunder pursuant to Article XII, and (ii) a Financial Institution (a) to which the related Conduit has assigned such Financial Institution's Pro Rata Share of the Purchaser Interests then held by such Conduit, or (b) which, pursuant to the applicable Liquidity Agreement, has had its Liquidity Commitment under the Liquidity Agreement and Back-up Commitment hereunder terminated by the Conduit, in either such case in connection with such Financial Institution's decision not to renew its Liquidity Commitment under such Liquidity Agreement or its Back-up Commitment hereunder or such Financial Institution's becoming an Affected Financial Institution.

         "Terminating Tranche" has the meaning set forth in Section 4.3(b).

         "Termination Date" has the meaning set forth in Section 2.2.

         "Termination Percentage" has the meaning set forth in Section 2.2.

         "Three Pillars" has the meaning set forth in the preamble to this Agreement.

         "Three Pillars Broken Funding Costs" means, with respect to any Purchaser Interest owned by SunTrust on behalf of the Members of the Three Pillars Purchase Group, any net loss or expense which any member of the Three Pillars Purchase Group may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Person to fund or maintain any Purchaser Interest hereunder), as reasonably determined by such Person, as a result of any payment or prepayment (including any mandatory prepayment) of any Capital on a date other than the last day of the Accrual Period or Tranche Period, as the case may be, for such Purchaser Interest, or any failure of the Seller to sell any Purchaser Interest on a date specified therefor in a related Purchase Notice. The Managing Agent's calculation of such Three Pillars Broken Funding Costs shall, in the absence of manifest error, be rebuttably presumptive evidence of the subject matter thereof. All Three Pillars Broken Funding Costs shall be payable upon demand.


                                    Exh. I-19

         "Three Pillars Credit Agreement" means any program-wide agreement entered into by any Three Pillars Credit Bank providing for the issuance of one or more letters of credit for the account of Three Pillars, the issuance of one or more surety bonds for which Three Pillars is obligated to reimburse the applicable Three Pillars Credit Bank for any drawings hereunder, the sale by Three Pillars to any Three Pillars Credit Bank of receivables or other financial assets owned or held by Three Pillars (or portions thereof) and/or the making of loans and/or other extensions of credit to Three Pillars in connection with its commercial paper program, together with any cash collateral agreement, letter of credit, surety bond or other agreement or instrument executed and delivered in connection therewith (but excluding the Three Pillars Liquidity Agreement, or similar agreement, or any voluntary advance agreement).

         "Three Pillars Credit Bank" means SunTrust Bank and any other or additional bank or other Person (other than the Seller or any other customer of Three Pillars or any liquidity provider as such) now or hereafter extending credit or a purchase commitment to or for the account of Three Pillars or issuing a letter of credit, surety bond or other instrument, in each case to support any obligations arising under or in connection with Three Pillar's commercial paper program.

         "Three Pillars CP Rate" means, for any day during any Accrual Period, the per annum rate equivalent to the sum of the weighted average of the per annum rates paid or payable by Three Pillars from time to time as interest on or otherwise in respect of the Commercial Paper issued by Three Pillars that are allocated, in whole or in part, by the Managing Agent for the Three Pillars Purchase Group (on behalf of Three Pillars) to fund or maintain the Purchaser Interests owned by Three Pillars, the commissions and charges charged by placement agents and commercial paper dealers with respect to such Commercial Paper.

         "Three Pillars LIBO Rate" means, for any Tranche Period (i) the rate per annum, determined by SunTrust Bank, on the Rate Setting Day (as defined below) of such Tranche Period on the basis of the offered rates shown on Telerate Page 3750 or any successor page as the composite offered rate for London interbank deposits, as shown under the heading "USD" as of 11:00 a.m. (London time); provided that in the event no such rate is shown, the LIBOR Rate shall be the rate per annum (rounded upwards, if necessary, to the nearest one thousandth of one percent), determined by SunTrust Bank, based on the offered rates at which Dollar deposits for are displayed on the Reuters Screen as of 11:00 a.m. (London time) on the Rate Setting Day (it being understood that if at least two such offered rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided further, that in the event fewer than two such rates are displayed, or if no such offered rate is relevant, the LIBO Rate shall be the rate per annum, determined by SunTrust Bank, equal to the average of the rates at which deposits in Dollars are offered by the Managing Agent for the Three Pillars Purchase Group at approximately 11:00 a.m. (London time) on the Rate Setting Day to prime banks in the London interbank market plus (ii) the Applicable Margin. The "Rate Setting Day" for any Tranche Period shall mean, two (2) Business Days prior to the commencement of such Tranche Period. In the event such day is not a Business Day, then the Rate Setting Day shall be the immediately preceding Business Day.


                                    Exh. I-20

         "Three Pillars Liquidity Agreement" means (i) the Liquidity Asset Purchase Agreement (regarding the Seller), dated as of October 3, 2002, among Three Pillars, as borrower, SunTrust Bank, as liquidity agent for the Liquidity Banks, SunTrust Capital Markets, Inc., as administrator for Three Pillars, and the Liquidity Banks, and (ii) any other agreement hereafter entered into by Three Pillars providing for the sale by Three Pillars of Purchaser Interests owned by it (or portions thereof), or the making of loans or other extensions of credit to Three Pillars secured by security interests in the Purchaser Interests owned by it (or portions thereof), to support all or part of Three Pillar's payment obligations under its Commercial Paper or to provide an alternate means of funding Three Pillars' investments in accounts receivable or other financial assets, in each case as amended, supplemented or otherwise modified from time to time.

         "Three Pillars Liquidity Bank" means SunTrust Bank and the various financial institutions as are, or may become, parties to the Three Pillars Liquidity Agreement, as purchasers thereunder.

         "Three Pillars Purchase Group" means Three Pillars, SunTrust, each Three Pillars Credit Bank and each of the Financial Institutions identified as a member of the Three Pillars Purchase Group on Schedule A hereto, together with each of their respective successors, assigns and participants.

         "Tranche Period" means, with respect to any Purchaser Interest held by a Financial Institution, including any Purchaser Interest or undivided interest in a Purchaser Interest assigned to a Financial Institution pursuant to a Liquidity Agreement:

                  (a) if Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the applicable Managing Agent and Seller, commencing on a Business Day selected by Seller or such Managing Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

                  (b) if Yield for such Purchaser Interest is calculated on the basis of the Base Rate, a period selected by Seller and agreed to by the applicable Managing Agent, commencing and ending on a Business Day, provided no such period shall exceed one month.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the applicable

                                    Exh. I-21

Managing Agent. In no event shall any Tranche Period extend beyond the Facility Termination Date.

         "Transaction Documents" means, collectively, this Agreement, each Purchase Notice, the Receivables Sale Agreement, each Collection Account Agreement, the Fee Letter, the Subordinated Note (as defined in the Receivables Sale Agreement) and all other instruments, documents and agreements executed and delivered in connection herewith.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

         "Unused Back-up Commitment" means, with respect to any Financial Institution at any time, such Financial Institution's Back-up Commitment at such time minus such Financial Institution's Pro Rata Share of the Aggregate Capital outstanding at such time.

         "Unused Purchase Limit" means, at any time, the Purchase Limit at such time minus the Aggregate Capital outstanding at such time.

         "Yield" means (a) for each respective Tranche Period relating to Purchaser Interests of the Financial Institutions, including any Purchaser Interests or undivided interest in a Purchaser Interest assigned to a Financial Institution pursuant to a Liquidity Agreement, an amount equal to the product of the applicable Discount Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis, and (b) for each respective Settlement Period relating to Purchaser Interests of the Conduits, other than a Purchaser Interest which, or an undivided interest in which, has been assigned by a Conduit to a Financial Institution pursuant to a Liquidity Agreement, an amount equal to the product of the applicable CP Rate multiplied by the Capital of such Purchaser Interest for each day elapsed during such Settlement Period, annualized on a 360 day basis.

         "Yield Reserve" means, on any date, an amount equal to the product of
(a) the Purchase Limit and (b) 1.875%.

         All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.


                                    Exh. I-22

                                   EXHIBIT II
                             FORM OF PURCHASE NOTICE

                                     [Date]


Bank One, NA, as Managing Agent
1 Bank One Plaza, 21st Floor
Asset-Backed Finance
Chicago, Illinois 60670-0596

SunTrust Capital Markets, Inc., as Managing Agent
303 Peachtree Street, 24th Floor
Mail Code 3950
Atlanta, Georgia 30308

Attention:


                               Re: PURCHASE NOTICE


Ladies and Gentlemen:

         Reference is hereby made to the Amended and Restated Receivables Purchase Agreement, dated as of October 3, 2002, by and among Anixter Receivables Corporation, a Delaware corporation (the "Seller"), Anixter Inc., as Servicer, the Financial Institutions, Falcon Asset Securitization Corporation and Three Pillars Funding Corporation (collectively, the "Conduits"), certain Financial Institutions parties thereto, Bank One, NA (Main Office Chicago) ("Bank One") and SunTrust Capital Markets, Inc., as Managing Agents and Bank One, as Agent for the Conduits and Financial Institutions (the "Receivables Purchase Agreement"). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

         The Managing Agents are hereby notified of the following Incremental
Purchase:

Purchase Price:                      $
                                       --------------------------

Date of Purchase:
                                       --------------------------

Requested Discount Rate:             [LIBO Rate] [Base Rate]
                                     [Commercial Paper rate]

Request CP Maturity
for Matched Commercial Paper:
                                       --------------------------


                                    Exh. II-1

         Please credit the Purchase Price in immediately available funds to our Facility Account [and then wire-transfer the Purchase Price in immediately available funds on the above-specified date of purchase to:

[Account Name]
[Account No.]
[Bank Name & Address]
[ABA #]
Reference:
Telephone advice to: [Name] @ tel. No. ( )

         Please advise [Name] at telephone no ( ) _________________ if the Conduits will not be making this purchase.

         In connection with the Incremental Purchase to be made on the above listed "Date of Purchase" (the "Purchase Date"), the Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase):

                  (i) the representations and warranties of the Seller set forth in Section 5.1 of the Receivables Purchase Agreement are true and correct on and as of the Purchase Date as though made on and as of such date;

                  (ii) no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization Event;

                  (iii) the Facility Termination Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%; and

                  (iv) the amount of Aggregate Capital is $_________ after giving effect to the Incremental Purchase to be made on the Purchase Date.


                                        Very truly yours,

                                        Anixter Receivables Corporation


                                        By:
                                           ----------------------------
                                        Name:
                                        Title:



                                    Exh. II-2

                                   EXHIBIT III

                    PLACES OF BUSINESS OF THE SELLER PARTIES;
                              LOCATIONS OF RECORDS;
                    FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)







                                   Exh. III-1

                                   EXHIBIT IV
                 NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS

                Lock-Box             Related Collection Account
                --------             --------------------------

                --------             --------------------------



                                    Exh. IV-1

                                    EXHIBIT V

                         FORM OF COMPLIANCE CERTIFICATE

         To: Bank One, NA, as Agent

         This Compliance Certificate is furnished pursuant to that certain Amended and Restated Receivables Purchase Agreement, dated as of October 3, 2002, by and among Anixter Receivables Corporation, a Delaware corporation (the "Seller"), Anixter Inc., as Servicer, the Financial Institutions, Falcon Asset Securitization Corporation and Three Pillars Funding Corporation (collectively, the "Conduits"), certain Financial Institutions parties thereto, Bank One, NA (Main Office Chicago) ("Bank One") and SunTrust Capital Markets, Inc. ("SunTrust"), as Managing Agents and Bank One, as Agent for the Conduits and Financial Institutions (the "Agreement", capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Agreement).

                  THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.       I am the duly elected __________ of Seller.

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Seller and its Subsidiaries during the accounting period covered by the attached financial statements.

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.

4. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

5. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:

     -----------------------------------------------------------------

     -----------------------------------------------------------------

     -----------------------------------------------------------------

         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of ______,
_________.


                                    Exh. V-1

                      SCHEDULE I TO COMPLIANCE CERTIFICATE


A. Schedule of Compliance as of __________, ____ with Section ___ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the month ended:
                                          -------------


                                    Exh. V-2

                                   EXHIBIT VI

                      FORM OF COLLECTION ACCOUNT AGREEMENT

                         [On letterhead of Anixter Inc.]

                                                                         , 2000
                                                               ----------

[Lock-Box Bank/Concentration Bank/Depositary Bank]


                  Re: Anixter Inc.

Ladies and Gentlemen:

                  Reference is hereby made to P.O. Box # in [city, state, zip code] (the "Lock-Box") of which you have exclusive control for the purpose of receiving mail and processing payments therefrom pursuant to that certain [name of lock-box agreement) between you and Anixter Inc. (the "Company") dated _________, _____ (the "Agreement"). You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment, and credit such payments to the Company's checking account no. maintained with you in the name of the Company (the "Lock-Box Account").

                  The Company hereby informs you that pursuant to that certain Amended and Restated Receivables Sale Agreement, dated as of October 3, 2002 between the Company and Anixter Receivables Corporation (the "Seller"), the Company has transferred all of its right, title and interest in and to, and exclusive ownership and control of, the Lock-Box and the Lock-Box Account to Seller. The Company and Seller hereby request that the name of the Lock-Box Account be changed to "Anixter Inc., as Servicer."

                  The Company and Seller hereby irrevocably instruct you, and you hereby agree, that upon receiving notice from Bank One, NA ("Bank One") in the form attached hereto as Annex A: (i) the name of the Lock-Box Account will be changed to Bank One for itself and as agent (or any designee of Bank One) and Bank One will have exclusive ownership of and access to the Lock-Box and the Lock-Box Account, and neither the Company, Seller, nor any of their respective affiliates will have any control of the Lock-Box or the Lock-Box Account or any access thereto, (ii) you will either continue to send the funds from the Lock-Box to the Lock-Box Account, or will redirect the funds as Bank One may otherwise request, (iii) you will transfer monies on deposit in the Lock-Box Account, at any time, as directed by Bank One, (iv) all services to be performed by you under the Agreement will be performed on behalf of Bank One, and (v) all correspondence or other mail which you have agreed to send to the Company or Seller will be sent to Bank One at the following address:


                                    Exh. VI-1

                  Bank One, NA
                  Suite _____, 21st Floor
                  1 Bank One Plaza
                  Chicago, Illinois 60670- ____
                  Attention:  Credit Manager, Asset Backed
                                  Securities Division

                  Moreover, upon such notice, Bank One for itself and as agent will have all rights and remedies given to the Company (and Seller, as the Company's assignee) under the Agreement. Seller agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

                  You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by Bank One for the purpose of receiving funds from the Lock-Box are subject to the liens of Bank One for itself and as agent, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against the Company or Seller except that you may debit the Lock-Box Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

                  THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

                  This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.


                                    Exh. VI-2

         Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

                                        Very truly yours,

                                        Anixter Inc.

                                        By:
                                           -----------------------------
                                        Name:
                                        Title:


                                        Anixter Receivables Corporation

                                        By:
                                           -----------------------------
                                        Name:
                                        Title:


Acknowledged and agreed to
this      day of
     ----        --------

[Collection Bank]


By:
   -----------------------------
Name:
Title:


Bank One, NA, as Agent

By:
   -----------------------------
Name:
Title:


                                    Exh. VI-3

                                     ANNEX A
                                 FORM OF NOTICE

                           [On letterhead of Bank One]

                                                                      ,
                                                          ------------ --------

[Collection Bank/Depositary Bank/Concentration Bank]


                  Re: Anixter Inc./Anixter Receivables Corporation

Ladies and Gentlemen:

                  We hereby notify you that we are exercising our rights pursuant to that certain letter agreement among Anixter Inc., Anixter Receivables Corporation, you and us, to have the name of, and to have exclusive ownership and control of, account number ______ (the "Lock-Box Account") maintained with you, transferred to us. [The Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box Account should be sent at the end of each day to ______ .] You have further agreed to perform all other services you are performing under that certain agreement dated ______ between you and [Anixter Inc.] on our behalf.

         We appreciate your cooperation in this matter.


                                               Very truly yours,

                                               BANK ONE, NA, as Agent


                                               By:
                                                  ----------------------------
                                               Title:
                                                     -------------------------



                                    Annex A-1

                                   EXHIBIT VII

                          FORM OF ASSIGNMENT AGREEMENT

         THIS ASSIGNMENT AGREEMENT (this "Assignment Agreement") is entered into as of the ___ day of ____________, ____, by and between _____________________
("Assignor") and __________________ ("Assignee").

                             PRELIMINARY STATEMENTS

                  A. This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Amended and Restated Receivables Purchase Agreement, dated as of October 3, 2002, by and among Anixter Receivables Corporation, a Delaware corporation (the "Seller"), Anixter Inc., as Servicer, the Financial Institutions, Falcon Asset Securitization Corporation and Three Pillars Funding Corporation (collectively, the "Conduits"), certain Financial Institutions parties thereto, Bank One, NA (Main Office Chicago) ("Bank One") and SunTrust Capital Markets, Inc. ("SunTrust"), as Managing Agents and Bank One, as Agent for the Conduits and Financial Institutions (as amended, modified or restated from time to time, the "Purchase Agreement"). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Purchase Agreement.

                  B. Assignor is a Financial Institution party to the Purchase Agreement, and is also a party to a Liquidity Agreement dated as of October 3, 2002 among Assignor, [Falcon] [Three Pillars], and [Bank One][SunTrust], as agent (the "Liquidity Agreement"). Assignee wishes to become a Financial Institution thereunder; and

                  C. Assignor is selling and assigning to Assignee an undivided ____________% (the "Transferred Percentage") interest in all of Assignor's rights and obligations under the Purchase Agreement, the Liquidity Agreement and the Transaction Documents, including, without limitation, Assignor's Back-up Commitment and Liquidity Commitment and (if applicable) the Capital of Assignor's Purchaser Interests as set forth herein.

         AGREEMENT

                  The parties hereto hereby agree as follows:

                  1. The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the "Effective Date") two (2) Business Days (or such other date selected by the Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement ("Effective Notice") is delivered by the Agent to Conduit or Conduits which are in Assignor's Purchase Group, Assignor and Assignee. From and after the Effective Date, Assignee shall be a Financial Institution party to the Purchase Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.


                                   Exh. VII-1

                  2. If Assignor has no outstanding Capital under the Purchase Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Back-up Commitment and Liquidity Commitment and all rights and obligations associated therewith under the terms of the Purchase Agreement and the Liquidity Agreement, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under
Section 4.1 of the Purchase Agreement and under the Liquidity Agreement.

                  3. If Assignor has any outstanding Capital under the Purchase Agreement or the Liquidity Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Capital of Assignor's Purchaser Interests (such amount, being hereinafter referred to as the "Assignee's Capital"); (ii) all accrued but unpaid (whether or not then due) Yield attributable to Assignee's Capital; and
(iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee's Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the "Assignee's Acquisition Cost"); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor's Back-up Commitment and Liquidity Commitment and the Capital of Assignor's Purchaser Interests (if applicable) and all related rights and obligations under the Purchase Agreement, the Liquidity Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of Assignor's future funding obligations under Section
4.1 of the Purchase Agreement and under the Liquidity Agreement.

                  4. Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Purchase Agreement.

                  5. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

                  6. By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Agent, the Managing Agents and the Financial Institutions as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Purchase Agreement, the Liquidity Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority,


                                   Exh. VII-2
condition, value or sufficiency of any collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, any Obligor, any Affiliate of Seller or the performance or observance by the Seller, any Obligor, any Affiliate of Seller of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith;
(c) Assignee confirms that it has received a copy of the Purchase Agreement and the Liquidity Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Agent, any Conduit, any Managing Agent, the Seller or any other Financial Institution or Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Purchase Agreement, the Liquidity Agreement and the Transaction Documents; (e) Assignee appoints and authorizes the Agent and the Managing Agent of Assignor's Purchase Group to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent and such Managing Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Purchase Agreement, the Liquidity Agreement and the other Transaction Documents, are required to be performed by it as a Financial Institution or, when applicable, as a Purchaser.

                  7. Each party hereto represents and warrants to and agrees with the Agent and the Managing Agent of its Purchase Group that it is aware of and will comply with the provisions of the Purchase Agreement (including, without limitation, Sections 4.1 and 14.6 thereof) and the Liquidity Agreement.

                  8. Schedule I hereto sets forth the revised Back-up Commitment and Liquidity Commitment of Assignor and the Back-up Commitment and Liquidity Commitment of Assignee, as well as administrative information with respect to Assignee.

                  9. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

                  10. Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of Company, it will not institute against, or join any other Person in instituting against, Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.


                                   Exh. VII-3

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

                                               [ASSIGNOR]

                                               By:
                                                  -------------------------
                                               Title:


                                               [ASSIGNEE]

                                               By:
                                                  -------------------------
                                               Title:


                                   Exh. VII-4

                       SCHEDULE I TO ASSIGNMENT AGREEMENT

                       LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITMENT AMOUNTS

DATE:                 ,
      ---------------  ----

TRANSFERRED PERCENTAGE:         %
                        --------

-----------------------------------------------------------------------------------------------------------------------
                    A-1                  A-2                A-3                A-4             B-1             B-2
-----------------------------------------------------------------------------------------------------------------------
ASSIGNOR          BACK-UP             BACK-UP           LIQUIDITY          LIQUIDITY
                COMMITMENT          COMMITMENT          COMMITMENT         COMMITMENT
             (PRIOR TO GIVING     (AFTER GIVING      (PRIOR TO GIVING     (AFTER GIVING                      RATABLE
               EFFECT TO THE       EFFECT TO THE       EFFECT TO THE      EFFECT TO THE     OUTSTANDING      SHARE OF
                ASSIGNMENT          ASSIGNMENT          ASSIGNMENT          ASSIGNMENT        CAPITAL       OUTSTANDING
                AGREEMENT)           AGREEMENT)          AGREEMENT)         AGREEMENT)        (IF ANY)        CAPITAL
-----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
                                         A-2                                   A-4              B-1             B-2
-----------------------------------------------------------------------------------------------------------------------
ASSIGNEE                              BACK-UP                               LIQUIDITY
                                    COMMITMENT                             COMMITMENT
                                  (AFTER GIVING                           (AFTER GIVING                      RATABLE
                                   EFFECT TO THE                          EFFECT TO THE     OUTSTANDING      SHARE OF
                                     ASSIGNMENT                              ASSIGNMENT       CAPITAL       OUTSTANDING
                                      AGREEMENT)                             AGREEMENT)       (IF ANY)        CAPITAL
-----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

ADDRESS FOR NOTICES

-------------------

-------------------

Attention:
Phone:
Fax:


                                   Exh. VII-5

                       SCHEDULE II TO ASSIGNMENT AGREEMENT

                                EFFECTIVE NOTICE



TO:                         , Assignor
   ------------------------

   ------------------------

   ------------------------

   ------------------------


TO:                         ,  Assignee
   ------------------------

   ------------------------

   ------------------------

   ------------------------

                  The undersigned, as Agent under the Amended and Restated Receivables Purchase Agreement, dated as of October 3, 2002, by and among Anixter Receivables Corporation, a Delaware corporation (the "Seller"), Anixter Inc., as Servicer, the Financial Institutions, Falcon Asset Securitization Corporation and Three Pillars Funding Corporation (collectively, the "Conduits"), certain Financial Institutions parties thereto, Bank One, NA (Main Office Chicago) ("Bank One") and SunTrust Capital Markets, Inc. ("SunTrust"), as Managing Agents and Bank One, as Agent for the Conduits and Financial Institutions, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of ____________, ____ between __________________, as Assignor, and __________________, as Assignee. Terms
defined in such Assignment Agreement are used herein as therein defined.

                  1. Pursuant to such Assignment Agreement, you are advised that the Effective Date will be
                           --------------, ----.

                  2. The Managing Agent, on behalf of the affected Conduit(s), hereby consents to the Assignment Agreement as required by Section 12.1(b) of the Receivables Purchase Agreement.



                                   Exh. VII-6

                  [3. Pursuant to such Assignment Agreement, the Assignee is required to pay $____________ to Assignor at or before 12:00 noon (local time of Assignor) on the Effective Date in immediately available funds.]



                                            Very truly yours,

                                            BANK ONE, NA, individually and as
                                            Agent [and as Managing Agent]


                                            By:
                                                ------------------------------

                                            Title:
                                                  ----------------------------


                                            SUNTRUST CAPITAL MARKETS, INC., as
                                            Managing Agent


                                            By:
                                                ------------------------------

                                            Title:
                                                  ----------------------------


                                   Exh. VII-7

                                  EXHIBIT VIII

                          CREDIT AND COLLECTION POLICY

                   See Exhibit V to Receivables Sale Agreement




                                   Exh. VIII-1

                                   EXHIBIT IX

                               FORM OF CONTRACT(S)

                                  See Attached




                                    Exh. IX-1

                                    EXHIBIT X

                             FORM OF MONTHLY REPORT

                  In addition to such other information as may be included on this exhibit, each Monthly Report should set forth the following with respect to the related Calculation Period (as defined in the Receivables Sale Agreement):
(i) the aggregate Outstanding Balance of Receivables created and conveyed by Originator to Seller in purchases pursuant to the Receivables Sale Agreement during such Calculation Period, as well as the Net Receivables Balance included therein, (ii) the aggregate purchase price payable to Originator in respect of such purchases, specifying the Discount Factor (as defined in the Receivables Sale Agreement) in effect for such Calculation Period and the aggregate Purchase Price Credits (as defined in the Receivables Sale Agreement) deducted in calculating such aggregate purchase price, (iii) the aggregate amount of funds received by the Servicer during such Calculation Period which are to be applied as Reinvestments, (iv) the increase or decrease in the amount outstanding under the Subordinated Note (as defined in the Receivables Sale Agreement) as of the end of such Calculation Period after giving effect to the application of funds toward the aggregate purchase price and the restrictions on Subordinated Loans (as defined in the Receivables Sale Agreement) set forth in Section 1.2(a)(ii) of the Receivables Sale Agreement, and (v) the amount of any capital contribution made by Originator to Seller as of the end of such Calculation Period pursuant to Section 1.2(b) of the Receivables Sale Agreement.

                  The above is a true and accurate accounting pursuant to the terms of the Amended and Restated Receivables Purchase Agreement, dated as of October 3, 2002 (the "Agreement"), by and among Anixter Receivables Corporation, a Delaware corporation (the "Seller"), Anixter Inc., as Servicer, the Financial Institutions, Falcon Asset Securitization Corporation and Three Pillars Funding Corporation (collectively, the "Conduits"), certain Financial Institutions parties thereto, Bank One, NA (Main Office Chicago) ("Bank One") and SunTrust Capital Markets, Inc. ("SunTrust"), as Managing Agents and Bank One, as Agent for the Conduits and Financial Institutions, and I have no knowledge of the existence of any conditions or events which constitute an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by this monthly report or as of the date of this certificate, except as set forth below.


By:
   -----------------------

Name:
     ---------------------

Title:
      --------------------

Company Name:
             -------------

Date:
     ---------------------



                                    Exh. X-1

                                    EXHIBIT X

                            FORM OF MID-MONTH REPORT



                                   (Attached)





                                    Exh. X-2

                                   SCHEDULE A

             COMMITMENTS OF FINANCIAL INSTITUTIONS; PURCHASE LIMITS

FALCON PURCHASE GROUP

PURCHASE GROUP LIMIT:  $125,000,000

       Financial Institution     Back-up Commitment     Liquidity Commitment
       ---------------------     ------------------     --------------------
           Bank One, NA             $125,000,000           $127,500,000

THREE PILLARS PURCHASE GROUP

PURCHASE GROUP LIMIT:  $100,000,000

       Financial Institution     Back-up Commitment     Liquidity Commitment
       ---------------------     ------------------     --------------------
          SunTrust Bank             $100,000,000            $[_________]




                                    Sch. A-1

                                   SCHEDULE B

                                CLOSING DOCUMENTS

                                   (Attached)

                                   SCHEDULE 1

                              LIST OF FISCAL MONTHS



                                   (Attached)



                                       i